EXECUTION VERSION AGREEMENT AND PLAN OF MERGER by and among BUGATTI PARENT, INC., BUGATTI MERGER SUB, INC. and BRAVO BRIO RESTAURANT GROUP, INC. Dated as of March 7, 2018

i Table of Contents Page ARTICLE I THE MERGER ......................................................................................................................... 1 Section 1.1. The Merger ............................................................................................................ 1 Section 1.2. Closing ................................................................................................................... 2 Section 1.3. Effective Time ....................................................................................................... 2 Section 1.4. Surviving Corporation Articles of Incorporation ................................................... 2 Section 1.5. Surviving Corporation Code of Regulations .......................................................... 2 Section 1.6. Directors ................................................................................................................ 2 Section 1.7. Officers .................................................................................................................. 2 ARTICLE II CONVERSION OF SHARES; EXCHANGE OF CERTIFICATES ...................................... 3 Section 2.1. Effect on Share Capital .......................................................................................... 3 Section 2.2. Exchange of Certificates ........................................................................................ 5 Section 2.3. Treatment of Company Options and Company Restricted Shares. ....................... 7 ARTICLE III REPRESENTATIONS AND WARRANTIES OF THE COMPANY .................................. 8 Section 3.1. Organization and Qualification; Subsidiaries. ....................................................... 8 Section 3.2. Capital Stock. ......................................................................................................... 9 Section 3.3. Corporate Authority and Approval ...................................................................... 10 Section 3.4. No Conflict; Consents and Approvals ................................................................. 11 Section 3.5. Reports and Financial Statements ........................................................................ 11 Section 3.6. Internal Controls and Procedures ......................................................................... 12 Section 3.7. No Undisclosed Liabilities ................................................................................... 13 Section 3.8. Internal Controls; Financial Reporting. ............................................................... 13 Section 3.9. Absence of Certain Changes or Events ................................................................ 13 Section 3.10. Compliance with Law; Permits ............................................................................ 13 Section 3.11. Environmental Matters ........................................................................................ 14 Section 3.12. Employee Benefit Plans ....................................................................................... 15 Section 3.13. Investigations; Litigation ..................................................................................... 16 Section 3.14. Information Supplied ........................................................................................... 16 Section 3.15. Tax Matters .......................................................................................................... 17 Section 3.16. Labor Matters ....................................................................................................... 17 Section 3.17. Intellectual Property ............................................................................................. 18 Section 3.18. Real Property ....................................................................................................... 19 Section 3.19. Company Material Contracts ............................................................................... 20 Section 3.20. Opinion of Financial Advisor .............................................................................. 22 Section 3.21. Finders or Brokers; Fees ...................................................................................... 23 Section 3.22. Vote Required ...................................................................................................... 23 Section 3.23. Takeover Laws ..................................................................................................... 23 Section 3.24. Insurance .............................................................................................................. 23 Section 3.25. Affiliate Transactions .......................................................................................... 23 Section 3.26. Certain Business Practices ................................................................................... 24 Section 3.27. Quality and Safety of Food & Beverage Products. .............................................. 24 Section 3.28. No Other Representations or Warranties ............................................................. 24

ii ARTICLE IV REPRESENTATIONS AND WARRANTIES OF PARENT AND MERGER SUB ......... 24 Section 4.1. Organization and Qualification ............................................................................ 25 Section 4.2. Corporate Authority and Approval ...................................................................... 25 Section 4.3. No Conflict; Required Filings and Consents ....................................................... 25 Section 4.4. Investigations; Litigation ..................................................................................... 26 Section 4.5. Information Supplied ........................................................................................... 26 Section 4.6. Equity Commitment Letter .................................................................................. 26 Section 4.7. Financing ............................................................................................................. 27 Section 4.8. Capitalization of Merger Sub ............................................................................... 27 Section 4.9. Certain Arrangements .......................................................................................... 27 Section 4.10. Ownership of Common Shares ............................................................................ 27 Section 4.11. No Vote of Parent Stockholders .......................................................................... 27 Section 4.12. Finders or Brokers ............................................................................................... 27 Section 4.13. No Other Representations or Warranties ............................................................. 28 Section 4.14. Investigation; No Other Representations and Warranties .................................... 28 ARTICLE V COVENANTS AND AGREEMENTS ................................................................................. 28 Section 5.1. Conduct of Business by the Company and Parent ............................................... 28 Section 5.2. Proxy Statement and Other Required SEC Filings .............................................. 31 Section 5.3. Company Shareholders Meeting .......................................................................... 33 Section 5.4. Access; Confidentiality ........................................................................................ 33 Section 5.5. Acquisition Proposals .......................................................................................... 34 Section 5.6. Employee Matters ................................................................................................ 37 Section 5.7. Efforts; Consents and Approvals ......................................................................... 39 Section 5.8. Takeover Statute .................................................................................................. 40 Section 5.9. Notification of Certain Matters ............................................................................ 40 Section 5.10. Public Announcements ........................................................................................ 40 Section 5.11. Indemnification and Insurance ............................................................................. 41 Section 5.12. Financing Cooperation ......................................................................................... 42 Section 5.13. Transaction Litigation .......................................................................................... 45 Section 5.14. Stock Exchange Delisting; Deregistration ........................................................... 45 Section 5.15. Merger Sub .......................................................................................................... 45 Section 5.16. Section 16(b) ........................................................................................................ 45 Section 5.17. Control of Operations .......................................................................................... 45 ARTICLE VI CONDITIONS TO THE MERGER .................................................................................... 45 Section 6.1. Conditions to Each Party’s Obligation to Effect the Merger ............................... 45 Section 6.2. Conditions to Obligations of Parent and Merger Sub .......................................... 46 Section 6.3. Conditions to Obligations of the Company ......................................................... 46 Section 6.4. Frustration of Closing Conditions ........................................................................ 47 ARTICLE VII TERMINATION ................................................................................................................ 47 Section 7.1. Termination by Mutual Consent .......................................................................... 47 Section 7.2. Termination by Either Parent or the Company .................................................... 47 Section 7.3. Termination by Parent ......................................................................................... 48 Section 7.4. Termination by the Company .............................................................................. 48 Section 7.5. Manner and Effect of Termination ...................................................................... 48

iii Section 7.6. Termination Payment ........................................................................................... 48 ARTICLE VIII MISCELLANEOUS.......................................................................................................... 50 Section 8.1. No Survival of Representations and Warranties .................................................. 50 Section 8.2. Expenses .............................................................................................................. 50 Section 8.3. Counterparts; Effectiveness ................................................................................. 50 Section 8.4. Governing Law; Jurisdiction ............................................................................... 50 Section 8.5. Remedies; Specific Enforcement ......................................................................... 51 Section 8.6. Non-Recourse ...................................................................................................... 52 Section 8.7. No Limitation. ...................................................................................................... 52 Section 8.8. WAIVER OF JURY TRIAL ................................................................................ 52 Section 8.9. Notices ................................................................................................................. 53 Section 8.10. Assignment; Binding Effect ................................................................................. 54 Section 8.11. Severability .......................................................................................................... 54 Section 8.12. Entire Agreement; Third-Party Beneficiaries ...................................................... 54 Section 8.13. Amendments; Waivers ......................................................................................... 55 Section 8.14. Headings .............................................................................................................. 55 Section 8.15. Interpretation ........................................................................................................ 55 Section 8.16. Obligations of Merger Sub .................................................................................. 56 Section 8.17. Definitions ........................................................................................................... 56 EXHIBITS Exhibit A Articles of Incorporation of Surviving Corporation Exhibit B Code of Regulations of Surviving Corporation DISCLOSURE LETTERS Company Disclosure Letter Parent Disclosure Letter

1 AGREEMENT AND PLAN OF MERGER AGREEMENT AND PLAN OF MERGER, dated as of March 7, 2018 (the “Agreement”), by and among Bugatti Parent, Inc., a Delaware corporation (“Parent”), Bugatti Merger Sub, Inc., an Ohio corporation and a direct wholly-owned subsidiary of Parent (“Merger Sub”), and Bravo Brio Restaurant Group, Inc., an Ohio corporation (the “Company”). Capitalized terms used but not defined elsewhere in this Agreement shall have the meanings set forth in Section 8.17. RECITALS WHEREAS, it is proposed that Merger Sub will be merged with and into the Company (the “Merger”), with the Company surviving the Merger (the “Surviving Corporation”), upon the terms and subject to the conditions and limitations of the Ohio General Corporation Law (the “OGCL”) and this Agreement; WHEREAS, the board of directors of each of Parent and Merger Sub has unanimously (a) determined that the Merger is advisable and fair to, and in the best interests of, Parent and Merger Sub, as the case may be; and (b) approved and adopted this Agreement and the Transactions, including the Merger, in accordance with the OGCL; WHEREAS, the board of directors of the Company (the “Company Board”) has (a) determined that the Transactions, including the Merger, are fair to and in the best interests of the Company and its shareholders, (b) approved and declared advisable this Agreement and the Transactions, and (c) on the terms and subject to the conditions set forth herein, resolved to recommend that the Company Shareholders adopt this Agreement and approve the Transactions in accordance with the OGCL; WHEREAS, Parent, as sole shareholder of Merger Sub, has approved this Agreement and the Transactions, including the Merger; WHEREAS, Parent, Merger Sub and the Company desire to make certain representations, warranties and agreements in connection with the Merger and also to prescribe various conditions to the Merger; and WHEREAS, concurrently with the execution of this Agreement, and as a condition and inducement to the Company’s willingness to enter into this Agreement, Parent and Merger Sub have delivered an equity financing commitment (the “Equity Commitment Letter”) from Spice Private Equity (Bermuda) Ltd. (the “Equity Investor”), pursuant to which, subject to the terms and conditions contained in the Equity Commitment Letter, the Equity Investor is agreeing to consummate the Equity Financing. NOW, THEREFORE, in consideration of the foregoing and the representations, warranties, covenants and agreements contained herein, and intending to be legally bound hereby, the Company, Parent and Merger Sub agree as follows: ARTICLE I THE MERGER Section 1.1. The Merger. On the terms and subject to the conditions set forth in this Agreement and the applicable terms of the OGCL, at the Effective Time, Merger Sub shall be merged with and into the Company and the separate corporate existence of Merger Sub shall thereupon cease. The Company shall be the Surviving Corporation in the Merger, and the separate corporate existence of the Company with all its rights, privileges, immunities, powers and franchises shall continue unaffected

2 by the Merger, except as set forth in this Article I. The Merger shall have the effects specified in the OGCL including Section 1701.82 thereof. Section 1.2. Closing. Subject to the terms and conditions of this Agreement, the closing of the Merger (the “Closing”) will take place at the offices of Dechert LLP, Cira Centre, 2929 Arch Street, Philadelphia, Pennsylvania 19104, at 10:00 a.m., New York City time, on the date (the “Closing Date”) that is the third (3rd) Business Day after the day on which the last of those conditions (other than any conditions in Article VI that by their nature are to be satisfied at the Closing, but subject to the satisfaction or waiver of those conditions) is satisfied or waived in accordance with this Agreement or at such other place and time or on such other date as Parent and the Company may agree in writing. Section 1.3. Effective Time. Upon the terms and subject to the conditions set forth in this Agreement, on the Closing Date, the Company and Parent will cause a certificate of merger with respect to the Merger (the “Certificate of Merger”) to be executed and filed with the Secretary of State of the State of Ohio, as provided in the OGCL. The Merger shall become effective at the time when the Certificate of Merger has been duly filed with the Secretary of State of the State of Ohio, or at such later time and date as may be agreed by the parties hereto in writing and set forth in the Certificate of Merger in accordance with the OGCL (the “Effective Time”). Section 1.4. Surviving Corporation Articles of Incorporation. At the Effective Time, the articles of incorporation of Merger Sub in effect immediately prior to the Effective Time, which are attached hereto as Exhibit A, shall be the articles of incorporation (the “Articles of Incorporation”) of the Surviving Corporation, until thereafter amended or modified as provided therein or by applicable Law, except that references to the name of Merger Sub shall be replaced by the name of the Company. Section 1.5. Surviving Corporation Code of Regulations. At the Effective Time, the code of regulations of Merger Sub in effect immediately prior to the Effective Time, which is attached hereto as Exhibit B, shall be the code of regulations (the “Code of Regulations”) of the Surviving Corporation, until thereafter amended or modified as provided therein or by applicable Law, except that references to the name of Merger Sub shall be replaced by the name of the Company. Section 1.6. Directors. The directors of Merger Sub immediately prior to the Effective Time shall be, from and after the Effective Time, the initial directors of the Surviving Corporation, each to hold office in accordance with the Articles of Incorporation and the Code of Regulations until their respective successors are duly elected and qualified or until their earlier death, resignation or removal in accordance with the Articles of Incorporation and the Code of Regulations, and each of the parties to this Agreement shall take all requisite action, if any, required so that the directors of Merger Sub immediately prior to the Effective Time shall be, from and after the Effective Time, the directors of the Surviving Corporation. Section 1.7. Officers. The officers of the Company immediately prior to the Effective Time shall be, from and after the Effective Time, the initial officers of the Surviving Corporation, each to hold office in accordance with the Articles of Incorporation and the Code of Regulations until their respective successors are duly elected or appointed and qualified or until their earlier death, resignation or removal in accordance with the Articles of Incorporation and the Code of Regulations, and each of the parties to this Agreement shall take all requisite action, if any, required so that the officers of the Company immediately prior to the Effective Time shall be, from and after the Effective Time, the initial officers of the Surviving Corporation.

3 ARTICLE II CONVERSION OF SHARES; EXCHANGE OF CERTIFICATES Section 2.1. Effect on Share Capital. Upon the terms and subject to the conditions set forth in this Agreement, at the Effective Time, by virtue of the Merger and without any action on the part of the Company, Parent, Merger Sub or the holders of any securities of the Company or Merger Sub, the following will occur: (a) Conversion of Common Shares. Except as otherwise provided in Section 2.1(b), each common share of the Company, no par value (each, a “Company Common Share”), issued and outstanding immediately prior to the Effective Time (other than Excluded Shares and Dissenting Shares) shall be converted into the right to receive $4.05 in cash, without interest thereon and subject to any applicable taxes withheld pursuant to Section 2.2(b)(ii) (the “Merger Consideration”). Each Company Common Share to be converted into the right to receive the Merger Consideration as provided in this Section 2.1(a) shall be automatically canceled and shall cease to exist, and the holders of share certificates representing Company Common Shares (the “Certificates”) or book-entry shares (“Book-Entry Shares”) which immediately prior to the Effective Time represented such Company Common Shares shall cease to have any rights with respect to such Company Common Shares other than, (i) in the case of the Company Common Shares (other than Dissenting Shares and Excluded Shares), the right to receive, upon surrender of such Certificates or Book-Entry Shares in accordance with Section 2.2, the Merger Consideration and (ii) in the case of the Dissenting Shares, the rights set forth in Section 2.1(e). (b) Treasury Shares; Parent and Merger Sub-Owned Shares. Notwithstanding anything in this Agreement to the contrary, each Company Common Share held by the Company as a treasury share or owned by any of the Company’s direct or indirect wholly owned Subsidiaries or owned by Parent, Merger Sub or any other direct or indirect wholly owned Subsidiary of Parent immediately prior to the Effective Time (collectively, the “Excluded Shares”) shall be canceled automatically and shall cease to exist, and no consideration shall be delivered in respect of the Excluded Shares. (c) Conversion of Merger Sub Share Capital. Each common share, no par value, of Merger Sub issued and outstanding immediately prior to the Effective Time shall be converted into and become one validly issued, fully paid and nonassessable common share, no par value per share, of the Surviving Corporation. (d) Adjustments. Without limiting the other provisions of this Agreement, if at any time during the period between the date of this Agreement and the Effective Time, any change in the number of outstanding Company Common Shares shall occur as a result of a reclassification, recapitalization, reorganization, share split (including a reverse share split), or combination, exchange or readjustment of shares, or any share dividend or share distribution (including any dividend or distribution of securities convertible into Company Common Shares) or other similar change with respect to the Company Common Shares with a record date during such period, the Merger Consideration shall be equitably adjusted to reflect such change and such adjustment shall provide the Company’s shareholders the same economic effect as contemplated by this Agreement prior to such action; provided, that nothing in this Section 2.1(d) shall be construed to permit the Company, any Subsidiary of the Company or any other Person to take any action that is otherwise prohibited by the terms of this Agreement (including, for the avoidance of doubt, Section 5.1).

4 (e) Dissenters’ Rights. Notwithstanding any provision of this Agreement to the contrary and to the extent required by the OGCL, any Company Common Shares that are issued and outstanding immediately prior to the Effective Time that are held by any shareholder who was a record holder of Company Common Shares as to which such shareholder seeks relief as of the date fixed for determination of shareholders entitled to notice of the Company Shareholders Meeting, and who delivers to the Company, in accordance with Section 1701.85 of the OGCL, a written demand for payment of the fair cash value for such Company Common Shares prior to the Company Shareholders Meeting and for such Company Common Shares that have not been voted in favor of the proposal to adopt this Agreement at the Company Shareholders Meeting (the “Dissenting Shares”), will not be converted into the right to receive the Merger Consideration, unless and until such Dissenting Holder fails to perfect or otherwise waives, withdraws or loses any such rights as a Dissenting Holder under the OGCL, and such Dissenting Holder will be entitled to only such rights as are granted to holders of Dissenting Shares by the OGCL. If a Dissenting Holder fails to perfect or otherwise waives, withdraws or loses any such rights as a Dissenting Holder under the OGCL, then as of the Effective Time or the occurrence of such event, whichever later occurs, and upon surrender of such Certificates or Book-Entry Shares representing the Company Common Shares in accordance with Section 2.2, such holder’s Company Common Shares will automatically be converted into and represent only the right to receive the Merger Consideration, without interest, and will no longer be Dissenting Shares. No Dissenting Holder shall be entitled to receive the Merger Consideration unless and until such Dissenting Holder shall have effectively withdrawn or lost such holder’s rights under Section 1701.85 of the OGCL (through failure to perfect or otherwise), and any Dissenting Holder shall be entitled to only such rights as are provided by Section 1701.85 of the OGCL with respect to Dissenting Shares owned by such Dissenting Holder. If any Person who otherwise would be deemed a Dissenting Holder shall have effectively withdrawn or lost such holder’s rights under Section 1701.85 of the OGCL (through failure to perfect or otherwise) or if a court of competent jurisdiction shall finally determine that the Dissenting Holder is not entitled to the relief provided by Section 1701.85 of the OGCL with respect to any Dissenting Shares, such Dissenting Shares shall thereupon be treated as though such Dissenting Shares had been converted, as of the Effective Time or as of the time of such withdrawal or loss of such holders’ rights under 1701.85 of the OGCL (through failure to perfect or otherwise), whichever later occurs, into the right to receive the Merger Consideration. The Company will give Parent prompt written notice (and in any event within two (2) Business Days) of, and copies of all correspondence from, each shareholder who asserts rights as a Dissenting Holder following receipt of such shareholder’s written demand delivered as provided in Section 1701.85 of the OGCL, or withdrawals or attempted withdrawals of such demands and any other instruments served pursuant to the OGCL and received by the Company in respect of Dissenting Shares. In no event shall the exercise by one or more Dissenting Holders of demands for appraisal pursuant to the OGCL give rise to a right to terminate this Agreement. Parent shall have the right to direct and control all negotiations and proceedings with respect to any such demands, withdrawals or attempted withdrawals of such demands and any other actions in respect of any Company shareholder’s rights in respect of Dissenting Shares; provided, that prior to the Effective Time, Parent shall consult with the Company and consider in good faith the Company’s advice with respect to such negotiations and proceedings and the Company shall have the right to participate in any such negotiations and proceedings. The Company may not, except with the prior written consent of Parent (which consent will not be unreasonably withheld, conditioned or delayed), and prior to the Effective Time, Parent may not, except with the prior written consent of the Company (which consent will not be unreasonably withheld, conditioned or delayed), voluntarily make any payment with respect to any demands for appraisal or settle or offer to settle any such demands for payment in respect of Dissenting Shares.

5 Section 2.2. Exchange of Certificates. (a) Exchange Fund. At least one (1) Business Day prior to the Effective Time, Parent shall deposit, or shall cause to be deposited, with a U.S. bank or trust company that shall be appointed by Parent (and reasonably satisfactory to the Company) to act as a paying agent hereunder (the “Paying Agent”), in trust for the benefit of holders of Company Common Shares, cash in U.S. dollars that is sufficient in the aggregate for the Paying Agent to make the payments of the aggregate Merger Consideration in exchange for all of the Company Common Shares issued and outstanding immediately prior to the Effective Time (other than the Dissenting Shares and Excluded shares), payable upon due surrender of Certificates or Book-Entry Shares pursuant to the provisions of this Article II (such cash in the aggregate and any proceeds thereon being hereinafter referred to as the “Exchange Fund”). In the event any Dissenting Shares cease to be Dissenting Shares, prior to the termination of the Exchange Fund pursuant to Section 2.2(d), Parent shall deposit, or cause to be deposited, with the Paying Agent in the Exchange Fund, an amount equal to the product of (i) the Merger Consideration multiplied by (ii) the number of such formerly Dissenting Shares. In the event the Exchange Fund shall be insufficient to make the payments contemplated by this Agreement, Parent shall, or shall cause Merger Sub or the Surviving Corporation to, promptly deposit additional funds with the Paying Agent in an amount sufficient to make such payments. The Exchange Fund shall not be used for any purpose that is not expressly provided for in this Agreement. The Exchange Fund shall be invested by the Paying Agent as reasonably directed by Parent; provided, however, that (i) any investment of such cash shall in all events be limited to (A) direct short-term obligations of, or short-term obligations fully guaranteed as to principal and interest by, the U.S. government or any agency or instrumentality thereof, (B) in commercial paper rated A-1 or P-1 or better by Moody’s Investors Service, Inc. or Standard & Poor’s Corporation, respectively, (C) in deposit accounts, certificates of deposit, bank repurchase agreements or banker’s acceptances of commercial banks with capital exceeding $10 billion (based on the most recent financial statements of such bank that are then publicly available), or (D) money market funds investing solely in a combination of the foregoing and, in any such case, no instrument shall have a maturity exceeding three months and (ii) no such investment or loss thereon shall affect the amounts payable to the former holders of Company Common Shares pursuant to this Article II. (b) Payment Procedures. (i) As promptly as practicable following the Effective Time and in any event not later than the third (3rd) Business Day thereafter, the Surviving Corporation shall cause the Paying Agent to mail (and to make available for collection by hand) to each holder of record (as of immediately prior to the Effective Time) of a Certificate or Book-Entry Share that immediately prior to the Effective Time represented outstanding Company Common Shares (other than Dissenting Shares and Excluded Shares) whose Company Common Shares were converted into the right to receive the consideration payable in respect thereof pursuant to Section 2.1 (i) a letter of transmittal, which shall specify that delivery shall be effected, and risk of loss and title to the Certificates or Book-Entry Shares, as applicable, shall pass, only upon proper delivery of the Certificates (or affidavits of loss together with any required bond or indemnity in lieu thereof) or Book-Entry Shares to the Paying Agent and which shall be in the form and have such other provisions as Parent and the Company may reasonably specify and (ii) instructions for use in effecting the surrender of the Certificates or Book-Entry Shares in exchange for the Merger Consideration into which the number of Company Common Shares previously represented by such Certificate or Book-Entry Shares shall have been converted pursuant to this Agreement. Parent shall require the paying agent agreement to

6 provide that the Paying Agent deliver such letter of transmittal and instructions not later than three (3) Business Days after the Effective Time. Upon surrender of Certificates (or effective affidavits of loss together with any required bond or indemnity in lieu thereof) or Book-Entry Shares to the Paying Agent, including by the entry through a book-entry transfer agent of the surrender of any Company Common Shares held in book entry on a book-entry statement, together with such letter of transmittal, duly completed and validly executed in accordance with the instructions thereto, and such other documents as may customarily and reasonably be required by the Paying Agent, the holder of such Certificates (or effective affidavits of loss together with any required bond or indemnity in lieu thereof) or Book-Entry Shares shall be entitled to receive from the Exchange Fund in exchange therefor an amount in cash equal to the product of (A) the number of Company Common Shares represented by such holder’s properly surrendered Certificates (or effective affidavits of loss in lieu thereof) or Book-Entry Shares multiplied by (B) the Merger Consideration. The Certificate so surrendered will be cancelled. No interest will be paid or accrued on any amount payable upon due surrender of Certificates (or effective affidavits of loss together with any required bond or indemnity in lieu thereof) or Book- Entry Shares. In the event of a transfer of ownership of Company Common Shares that is not registered in the transfer records of the Company, or if the consideration payable is to be paid in a name other than that in which the Certificates surrendered or transferred in exchange therefor are registered in the stock transfer books or ledger of the Company, payment upon due surrender of the Certificate may be paid to such a transferee if the Certificate formerly representing such Company Common Shares is presented to the Paying Agent, accompanied by all documents required to evidence and effect such transfer and to evidence that any applicable share transfer and other applicable Taxes have been paid or are not applicable. Any holder of Book-Entry Shares shall not be required to deliver a Certificate to the Paying Agent to receive the Merger Consideration that such holder is entitled to receive pursuant to this Article II. In lieu thereof, each registered holder of one or more Book-Entry Shares shall automatically, upon compliance with this Section 2.2(b)(i), be entitled to receive, and the Surviving Corporation shall cause the Paying Agent to pay and deliver as soon as reasonably practicable after the Effective Time (but in no event more than three (3) Business Days thereafter), from the Exchange Fund an amount in cash equal to the product of (A) the number of such holder’s Book-Entry Shares multiplied by (B) the Merger Consideration. The Merger Consideration, paid in full with respect to any Company Common Share in accordance with the terms hereof, shall be deemed to have been paid in full satisfaction of all rights pertaining to such Company Common Share. (ii) The Paying Agent, the Company and its Subsidiaries, Parent and Merger Sub, as applicable, shall be entitled to deduct and withhold from any amounts otherwise payable under this Agreement Taxes that are required to be withheld or deducted with respect to the making of such payment. To the extent that amounts are so deducted or withheld, such deducted or withheld amounts (A) shall be remitted by the applicable entity to the appropriate Governmental Entity and (B) shall be treated for all purposes of this Agreement as having been paid to the Person in respect of which such deduction or withholding was made. The parties hereto agree to cooperate in good faith in requesting and providing any information or documentation allowing for the reduction or elimination of any such deduction and withholding. (c) Closing of Transfer Books. At the Effective Time, the share transfer books of the Company shall be closed, and there shall be no further registration of transfers on the share transfer books of the Surviving Corporation of the Company Common Shares that were

7 outstanding immediately prior to the Effective Time. If, after the Effective Time, Certificates or Book-Entry Shares are presented to the Surviving Corporation or Parent for transfer, the holder of any such Certificates or Book-Entry Shares shall be given a copy of the letter of transmittal referred to in Section 2.2(b) and instructed to comply with the instructions in that letter of transmittal in order to receive the Merger Consideration to which such holder is entitled pursuant to this Article II. (d) Termination of Exchange Fund. Any portion of the Exchange Fund (including the proceeds of any investments thereof) that remains undistributed to the holders of Company Common Shares that were issued and outstanding immediately prior to the Merger on the first (1st) anniversary of the Closing Date shall be delivered to the Surviving Corporation upon its demand, and any holders of Company Common Shares (other than Dissenting Shares) that were issued and outstanding immediately prior to the Merger who have not surrendered their Certificates (or effective affidavits of loss together with any required bond or indemnity in lieu thereof) or Book-Entry Shares in accordance with this Section 2.2 shall thereafter look only to the Surviving Corporation for payment of their claim for the Merger Consideration upon due surrender of their Certificates (or effective affidavits of loss together with any required bond or indemnity in lieu thereof) or Book-Entry Shares, in each case subject to applicable abandoned property, escheat or similar Law. (e) No Liability. Anything herein to the contrary notwithstanding, none of the Company, Parent, Merger Sub, the Surviving Corporation, the Paying Agent or any other Person shall be liable to any holder of Company Common Shares for any amount properly delivered to a public official pursuant to any applicable abandoned property, escheat or similar Law, and any such amounts will be treated for all purposes under this Agreement as having been paid to the holder of such Company Common Shares. If any Certificates or Book-Entry Shares have not been surrendered immediately prior to the date on which any cash in respect of such Certificate or Book-Entry Share would otherwise escheat to or become the property of any Governmental Entity, then any such cash in respect of such Certificate or Book-Entry Share will, to the extent permitted by applicable Law, become the property of Parent, free and clear of all claims or interest of any person previously entitled thereto. (f) Lost, Stolen or Destroyed Certificates. In the case of any Certificate that has been lost, stolen or destroyed, upon the making of an affidavit of that fact by the Person claiming such Certificate to be lost, stolen or destroyed and, if required by the Paying Agent or the Surviving Corporation, the posting by such Person of a bond in reasonable and customary amount as indemnity against any claim that may be made against it with respect to such Certificate, the Paying Agent will issue in exchange for such lost, stolen or destroyed Certificate a check in the amount of the product of the number of Company Common Shares formerly represented by such lost, stolen or destroyed Certificate multiplied by the Merger Consideration (without interest). Section 2.3. Treatment of Company Options and Company Restricted Shares. (a) Effective as of the Effective Time, each Company Option, whether vested or unvested, that is outstanding immediately prior to the Effective Time shall be canceled without any action on the part of the holder thereof in consideration for the right of such holder to receive, without interest, a cash payment (less required withholding Taxes and deductions pursuant to Section 2.2(b)(ii)) with respect thereto equal to the product of (i) the number of Company Common Shares subject to such Company Option as of immediately prior to the Effective Time multiplied by (ii) the excess, if any, of the Merger Consideration over the exercise price per share of Company Common Shares subject to such Company Option (the “Option Cash Payments”);

8 provided, that each Company Option with an exercise price per share that is equal to or greater than the Merger Consideration shall be canceled with no payment due to the holder thereof. As of the Effective Time, all Company Options shall no longer be outstanding and shall automatically terminate and cease to exist, and each holder of a Company Option shall cease to have any rights with respect thereto, except the right to receive the Option Cash Payment, if any, in respect thereof. The Surviving Corporation shall, and Parent shall cause the Surviving Corporation to, pay to the holders of Company Options the Option Cash Payments as promptly as practicable, and in all events within three (3) Business Days, following the Effective Time. (b) Effective as of the Effective Time, each Company Restricted Share, shall be canceled without any action on the part of the holder thereof in consideration for the right of such holder to receive, without interest, a cash payment (less required withholding Taxes and deductions pursuant to Section 2.2(b)(ii)) equal to the Merger Consideration (the “Restricted Share Cash Payments”). The Surviving Corporation shall, and Parent shall cause the Surviving Corporation to, pay to the holders of Company Restricted Shares the Restricted Share Cash Payments as promptly as practicable, and in all events within three (3) Business Days, following the Effective Time. (c) Prior to the Effective Time, the Company shall adopt such resolutions and take such other actions as may reasonably be necessary to effectuate the foregoing provisions of this Section 2.3. (d) Notwithstanding anything in this Agreement to the contrary, the Option Cash Payments and the Restricted Share Cash Payments shall be processed through the regular payroll account of the Company following receipt of such amounts from Parent, and the Company or the Surviving Corporation, as applicable, shall pay to the applicable recipient of such payment such amount (less required withholding Taxes and deductions pursuant to Section 2.2(b)(ii)) in full payment thereon. ARTICLE III REPRESENTATIONS AND WARRANTIES OF THE COMPANY The Company represents and warrants to Parent and Merger Sub as set forth in this Article III; provided that such representations and warranties by the Company are qualified in their entirety by reference to the disclosure (i) in the Filed Company SEC Documents (excluding any disclosures (other than statements of historical fact) contained under the heading “Risk Factors”, “Forward-Looking Statements” and “Quantitative and Qualitative Disclosures About Market Risk” and other disclosures that are predictive or forward-looking in nature) it being understood that any matter disclosed in such filings shall not be deemed disclosed for purposes of Section 3.2 or Section 3.3 or (ii) set forth in the disclosure letter delivered by the Company to Parent immediately prior to the execution of this Agreement (the “Company Disclosure Letter”). Each disclosure set forth in the Company Disclosure Letter or such Company SEC Documents shall qualify or modify each of the representations and warranties set forth in this Article III to the extent the applicability of the disclosure to such representation and warranty is reasonably apparent from the text of the disclosure made and, notwithstanding anything in this Agreement to the contrary, the inclusion of an item in the Company Disclosure Letter as an exception to a representation or warranty will not be deemed an admission that such item represents a material exception or material fact, event or circumstance (or that such item has had, or could have, a Company Material Adverse Effect). Section 3.1. Organization and Qualification; Subsidiaries.

9 (a) The Company is a corporation duly incorporated, validly existing and in good standing under the Laws of the State of Ohio. The Company has all requisite corporate or similar power and authority to own, lease and operate its properties and assets and to carry on its business as presently conducted and is qualified to do business and is in good standing (where applicable as a legal concept) as a foreign corporation or other relevant legal entity in each jurisdiction where the ownership, leasing or operation of its assets or properties or conduct of its business requires such qualification, except where any such failure to be so qualified or in good standing would not, individually or in the aggregate, reasonably be expected to result in a Company Material Adverse Effect. Each of the Company’s Subsidiaries is a legal entity duly organized, validly existing and in good standing (where applicable as a legal concept) under the Laws of the jurisdiction of its organization and has all requisite corporate or similar power and authority to own, lease and operate its properties and assets and to carry on its business as presently conducted and is qualified to do business and is in good standing (where applicable as a legal concept) as a foreign corporation or other relevant legal entity in each jurisdiction where the ownership, leasing or operation of its assets or properties or conduct of its business requires such qualification, except where any failure to be in good standing or qualified would not reasonably be expected to be, individually or in the aggregate, material to the Company and its Subsidiaries, taken as a whole. (b) Section 3.1(b) of the Company Disclosure Letter sets forth a true and complete list of each Subsidiary of the Company as of the date hereof, each such Subsidiary’s jurisdiction of incorporation, organization or formation and its authorized, issued and outstanding shares or units of equity interests (including limited liability company interests). Section 3.2. Capital Stock. (a) The authorized share capital of the Company consists of 100,000,000 Company Common Shares and 5,000,000 preferred shares, no par value per share (the “Company Preferred Shares”). As of March 6, 2018 (the “Capitalization Date”), there were (i) 15,259,015 Company Common Shares issued and outstanding (which number of Company Common Shares excludes the Company Restricted Shares described in clause (iv) below), (ii) no shares of Company Preferred Shares issued and outstanding, (iii) Company Options to acquire 15,545 Company Common Shares, (iv) 319,875 Company Restricted Shares issued and outstanding, (v) 5,977,860 Company Common Shares held by the Company as treasury shares and (vi) 1,900,000 Company Common Shares reserved for issuance under the Company Share Plans (excluding Company Common Shares that are subject to the Company Options described in the foregoing clause (iii) and Company Restricted Shares in clause (iv)). All outstanding Company Common Shares and shares or equity securities of each Subsidiary of the Company are duly authorized, validly issued, fully paid and non-assessable, and are not subject to and were not issued in violation of any pre- emptive or similar right, purchase option, call or right of first refusal or similar right. No Subsidiary of the Company owns any shares of Capital Stock of the Company. There are no accrued and unpaid dividends or dividend equivalent rights with respect to any of the Capital Stock issued or outstanding of the Company or any of its Subsidiaries. (b) Except as set forth in subsection (a) above, the Company does not have any shares of its Capital Stock issued or outstanding. (c) Except as set forth in subsection (a) above and as set forth on Section 3.1(b) of the Company Disclosure Letter, there are no outstanding (A) shares of Capital Stock of the Company or securities of the Company convertible into or exchangeable or exercisable for shares of Capital Stock of the Company or any of its Subsidiaries or (B) subscriptions, options, warrants,

10 calls, rights, profits interests, stock appreciation rights, phantom stock, performance shares, contingent value rights (or similar securities or rights that are derivative of, or provide economic benefits based, directly or indirectly, on the value or price of, any Capital Stock of, or other securities or ownership interests), convertible securities or other similar rights to which the Company or any of the Company’s Subsidiaries is a party or by which any of them is bound obligating the Company or any of the Company’s Subsidiaries to (i) issue, transfer or sell any shares of Capital Stock of the Company or any Subsidiary of the Company or securities convertible into or exchangeable for such shares or equity interests, (ii) grant, extend or enter into any such subscriptions, options, warrants, calls, rights, profits interests, stock appreciation rights, phantom stock, convertible securities or other similar rights, (iii) redeem, repurchase or otherwise acquire any such shares of Capital Stock or (iv) provide funds to, or make any investment (in the form of a loan, capital contribution, guarantee, credit enhancement or otherwise) in or assume any liability or obligation of, any other Person. (d) Except with respect to outstanding Company Options and Company Restricted Shares issued pursuant to the Company Share Plans, neither the Company nor any of its Subsidiaries has outstanding bonds, debentures, notes or similar obligations, the holders of which have the right to vote (or which are convertible into or exercisable for securities having the right to vote) with the Company Shareholders on any matter. (e) Except with respect to outstanding Company Options and Company Restricted Shares issued pursuant to the Company Share Plans, there are no voting agreements, voting trusts, shareholders agreements, proxies or other agreements or understandings to which the Company is a party with respect to the voting of the Capital Stock of, restricting the transfer of, or providing for registration rights with respect to, the Company. (f) Section 3.2(f) of the Company Disclosure Letter sets forth all Indebtedness for borrowed money of the Company as of the date hereof. Section 3.3. Corporate Authority and Approval. (a) The Company has all necessary corporate power and authority to execute and deliver this Agreement and subject to obtaining the Requisite Company Vote to consummate the Merger. The execution and delivery of this Agreement by the Company and the consummation by the Company of the Merger have been duly and validly authorized by all necessary corporate action, subject to the adoption of the Agreement by the Company Shareholders by the Requisite Company Vote. The Company Board, at a meeting duly called and held prior to the date of this Agreement at which a quorum of directors of the Company was present, adopted resolutions by majority vote of the directors present (i) approving and declaring advisable the execution and delivery of this Agreement by the Company, (ii) declaring that it is in the best interests of the Company Shareholders that the Company enter into this Agreement and consummate the Merger in accordance with the OGCL on the terms and subject to the conditions set forth in this Agreement, (iii) directing that the adoption of this Agreement be submitted as promptly as practicable to a vote at a meeting of the Company Shareholders and (iv) recommending that the Company Shareholders adopt this Agreement, which resolutions have not been amended, rescinded, modified or withdrawn in any way. Except as provided in this Section 3.3(a), no other corporate proceedings or actions on the part of the Company are necessary under the OGCL to authorize the execution and delivery of this Agreement or to consummate the Merger (other than the adoption of the Agreement by the Company Shareholders by the Requisite Company Vote and the filing of the Certificate of Merger with the Secretary of State of the State of Ohio).

11 (b) This Agreement has been duly and validly executed and delivered by the Company and, assuming the due authorization, execution and delivery by Parent and Merger Sub, this Agreement constitutes a legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms and conditions (except as such enforceability may be limited by bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and other similar laws of general applicability relating to or affecting creditor’s rights, and, as to enforceability, to general equitable principles). Section 3.4. No Conflict; Consents and Approvals. (a) The execution, delivery and performance by the Company of this Agreement and the consummation by the Company of the Transactions (including the Merger) do not and will not require any consent, registration, declaration, approval, authorization or permit of, action by, filing with or notification to any Governmental Entity with respect to the Company or any of its Subsidiaries, other than (i) the filing with the Secretary of State of the State of Ohio of the Certificate of Merger as required by the OGCL, (ii) the filing with the SEC of any filings and reports that may be required in connection with this Agreement and the Merger under the Exchange Act and the rules and regulations thereunder, including the Proxy Statement (iii) compliance with the rules and regulations of NASDAQ, (iv) compliance with any applicable foreign or state securities or blue sky laws and (v) the other consents and/or notices set forth on Section 3.4(a) of the Company Disclosure Letter (collectively, clauses (i) through (v), the “Company Approvals”), and other than any consent, registration, declaration, approval, authorization, permit, action, filing or notification the failure of which to make or obtain would not individually or in the aggregate, reasonably be expected to result in a Company Material Adverse Effect. (b) Subject to obtaining the Company Approvals, none of the execution and delivery of this Agreement by the Company, the consummation by the Company of the Transactions, or the compliance by the Company or any of its Subsidiaries with any of the provisions of this Agreement will (i) conflict with, or result in any breach, violation or default (with or without notice or lapse of time, or both) of any provision of, the organizational or governing documents of the Company or any of its Subsidiaries, (ii) violate any Law binding upon or applicable to the Company or any of its Subsidiaries or any of their respective properties or assets, (iii) result in any breach, violation of, or default (with or without notice, lapse of time, or both) under, or give rise to a right of termination, cancellation or acceleration of any obligation or to the loss of a benefit under any Company Material Contract, Real Property Lease or any Company Permit, (iv) result in the creation of any Lien (other than a Permitted Lien) on any of the properties or assets of the Company or any of its Subsidiaries, or (v) give rise to any obligation to make an offer to purchase or redeem any Indebtedness or Capital Stock (other than pursuant to the Credit Agreement), other than, in the case of clauses (ii) and (iii), any such violation, default, termination, cancellation, acceleration, right or loss that would not individually or in the aggregate, reasonably be expected to result in a Company Material Adverse Effect. Section 3.5. Reports and Financial Statements. (a) The Company has filed or furnished all forms, documents and reports required to be filed or furnished prior to the date hereof by it with the SEC on a timely basis since January 1, 2015 (together with any documents so filed or furnished during such period on a voluntary basis, in each case as may have been amended or supplemented since their filing, the “Company SEC Documents”). As of the date filed with or furnished to the SEC (or if amended or superseded by a filing or amendment prior to the date of this Agreement, then at the time of such filing or

12 amendment), each of the Company SEC Documents complied in all material respects with the applicable requirements of SOX, the Securities Act and the Exchange Act, as the case may be, and the applicable rules and regulations promulgated thereunder, each as in effect on the date of any such filing. As of the date filed with or furnished to the SEC (or if amended or superseded by a filing or amendment prior to the date of this Agreement, then at the time of such filing or amendment), none of the Company SEC Documents contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. (b) Each of the consolidated financial statements of the Company included in the Company SEC Documents fairly present in all material respects the consolidated financial position of the Company and its consolidated Subsidiaries, as at such date, and the consolidated statements of operations, income and comprehensive income, cash flows and stockholders’ equity for such period (subject, in the case of unaudited statements, to normal immaterial year-end audit adjustments as permitted by GAAP) and were prepared in conformity with GAAP applied on a consistent basis during the periods referred to therein (except for the absence of footnote discussions and normal immaterial year-end adjustments as permitted by GAAP). Except as set forth in Section 3.5(b) of the Company Disclosure Letter, there are no outstanding or unresolved comments in comment letters received from the SEC or its staff and, to the Knowledge of the Company, none of the Company SEC Documents is the subject of ongoing SEC review. There has been no material correspondence between the SEC and the Company since January 1, 2016 that is not set forth in the Company SEC Documents or that has not otherwise been disclosed to Parent prior to the date hereof. Since January 1, 2016, neither the Company nor any of its Subsidiaries has received any material unresolved complaint, allegation, assertion or claim in writing regarding deficiencies in the accounting or auditing practices, procedures, methodologies or methods of the Company or its Subsidiaries or their respective internal accounting controls. Since January 1, 2016, the Company has been in compliance in all material respects with the applicable listing and corporate governance rules and regulations of NASDAQ. (c) Since January 1, 2016, (a) the Company is and has been in compliance in all material respects with the applicable provisions of SOX, and (b) each of the chief executive officer of the Company and the chief financial officer of the Company (or each former chief executive officer of the Company and each former chief financial officer of the Company, as applicable) has made all certifications required by Rule 13a-14 or 15d-14 under the Exchange Act and Section 302 and Section 906 of SOX with respect to the Company SEC Documents, and the statements contained in such certifications are true, correct and complete in all material respects. Since January 1, 2016, neither the Company nor any of its Subsidiaries has outstanding, or has arranged any outstanding, “extensions of credit” to directors or executive officers within the meaning of Section 402 of SOX. (d) No Subsidiary of the Company is, or has been at any time since January 1, 2016, subject to the reporting requirements of Section 13(a) or 15(d) of the Exchange Act. Section 3.6. Internal Controls and Procedures. The Company has designed and maintained “disclosure controls and procedures” and “internal controls over financial reporting” (as such terms are defined in paragraphs (e) and (f), respectively, of Rule 13a-15 under the Exchange Act) as required by Rule 13a-15 under the Exchange Act. The Company’s disclosure controls and procedures are designed and effective to provide reasonable assurance that all material information required to be disclosed by the Company in the reports that it files or submits under the Exchange Act is recorded, processed, summarized and reported within the time periods specified in the rules and forms of the SEC, and that all such material information is accumulated and communicated to the Company’s principal executive officer

13 and principal financial officer by others in the Company or its Subsidiaries to allow timely decisions regarding required disclosure and to make the certifications required pursuant to Sections 302 and 906 of the SOX. The Company’s internal control over financial reporting are sufficient to provide reasonable assurance (i) that transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP, consistently applied; (ii) that transactions are executed only in accordance with the authorization of management; and (iii) regarding prevention or timely detection of the unauthorized acquisition, use or disposition of the Company’s properties or assets. Section 3.7. No Undisclosed Liabilities. Except (a) as disclosed, reflected or reserved against in the audited consolidated balance sheet of the Company and its Subsidiaries as of December 25, 2016 (or the notes thereto) (the “Audited Company Balance Sheet”), (b) for liabilities and obligations incurred under or in accordance with this Agreement or in connection with the Transactions, (c) for liabilities and obligations incurred in the ordinary course of business since the date of the Audited Company Balance Sheet, and (d) for liabilities or obligations that have been discharged or paid in full, neither the Company nor any Subsidiary of the Company has any liabilities or obligations of any nature, whether or not accrued, contingent or otherwise, that would be required by GAAP to be reflected on a consolidated balance sheet (or the notes thereto) of the Company and its Subsidiaries, other than those which would not reasonably be expected to result in, individually or in the aggregate, a Company Material Adverse Effect. Section 3.8. Internal Controls; Financial Reporting. Since January 1, 2016, none of the Company, the Company Board or the audit committee of the Company Board, or to the Knowledge of the Company, the Company’s independent accountants, has identified or received any written notification of any (i) “significant deficiency” in the internal controls over financial reporting of the Company which is reasonably likely to adversely affect the Company’s ability to record, process, summarize and report financial information; (ii) “material weakness” or significant deficiency in the design or operation of the internal controls over financial reporting of the Company which is reasonably likely to adversely affect the Company’s ability to record, process, summarize and report financial information; or (iii) fraud or allegation of fraud, whether or not material, that involves management or other employees of the Company who have a significant role in the internal controls over financial reporting of the Company. Section 3.9. Absence of Certain Changes or Events. Since January 1, 2017 through the date hereof (i) the Company and each of its Subsidiaries has conducted its business in all material respects in the ordinary course of business consistent with past practice, except in connection with this Agreement and the Transactions, (ii) there has not occurred any Company Material Adverse Effect and (iii) except as set forth on Section 3.9 of the Company Disclosure Letter, none of the Company or any of its Subsidiaries has taken or agreed to take any action that, if taken after the date hereof, would require the consent of Parent pursuant to Section 5.1(b). Section 3.10. Compliance with Law; Permits. (a) Except as provided in Section 3.10(a) of the Company Disclosure Letter, neither the Company nor any of its Subsidiaries is in violation of, or since January 1, 2016 has been in violation of, any Law, Company Permit, rule, regulation or Order applicable to the Company or any of its Subsidiaries or by which the Company’s or any of its Subsidiaries’ respective assets or properties are bound, except for any such violation or non-compliance as would not reasonably be expected to be, individually or in the aggregate, material to the Company and its Subsidiaries, taken as a whole. To the Knowledge of the Company, except for matters that would not reasonably be expected to be, individually or in the aggregate, material to the Company and its Subsidiaries, taken as a whole, no Action or demand by or before any Governmental Authority is pending or threatened alleging that the Company or any of its Subsidiaries is not in compliance with any applicable Law or Company Permit.

14 (b) The Company and its Subsidiaries are in possession of all franchises, grants, authorizations, licenses, permits, easements, variances, exceptions, consents, certificates, registrations, approvals and orders of any Governmental Entity (the “Company Permits”) necessary for the Company and its Subsidiaries to own, lease and operate their properties and assets and to carry on their businesses as they are now being conducted, except where the failure to have any of the Company Permits would not reasonably be expected to be, individually or in the aggregate, material to the Company and its Subsidiaries, taken as a whole. All Company Permits are in full force and effect, no default (with or without notice, lapse of time, or both) has occurred under any such Company Permit, and none of the Company or its Subsidiaries has received any written notice from any Governmental Entity threatening to suspend, revoke, withdraw or modify any such Company Permit, in each case, except as would not reasonably be expected to be, individually or in the aggregate, material to the Company and its Subsidiaries, taken as a whole. (c) Without limiting the generality of the foregoing, the Company is in possession of all liquor licenses held or used by the Company and its Subsidiaries (collectively, the “Liquor Licenses”), except where the failure to have any of the Liquor Licenses would not reasonably be expected to be, individually or in the aggregate, material to the Company and its Subsidiaries, taken as a whole. Section 3.10(c) of the Company Disclosure Letter sets forth a list, as of the date hereof, of all the Liquor Licenses, along with the street address, license number and expiration date of each such Liquor License. As of the date hereof, the Company represents that: (i) To the extent required by applicable Law, each of the restaurants listed in Section 3.10(c)(i) of the Company Disclosure Letter and operated by the Company or any of its Subsidiaries possesses a Liquor License in good standing; (ii) Each Liquor License is in full force and effect and is adequate for the current operation at the restaurant for which it is issued; (iii) Neither the Company nor any of its Subsidiaries have received any written notice of any pending or threatened modification, suspension, revocation or cancellation of a Liquor License or any proceeding related thereto; (iv) Since January 1, 2016, there have been no proceedings before any Governmental Entity related to any of the Liquor Licenses; and (v) Except as provided in Section 3.10(c)(v) of the Company Disclosure Letter, to the Knowledge of the Company, there are no pending disciplinary actions, unresolved citations, unsatisfied penalties or past disciplinary actions related to the Liquor Licenses that would reasonably be expected to have any impact on any restaurant locations or the ability to maintain or renew any Liquor License. Section 3.11. Environmental Matters. (a) Except as would not reasonably be expected to be, individually or in the aggregate, material to the Company and its Subsidiaries, taken as a whole, (i) the Company and its Subsidiaries are, and since January 1, 2016 have been, in compliance with all applicable Environmental Laws, (ii) since January 1, 2016, neither the Company nor any of its Subsidiaries has received any written notices or demand letters from any federal, state, local or foreign Governmental Entity alleging that the Company or any of its Subsidiaries is in violation of any Environmental Law, (iii) there are no actions, suits or proceedings pending or, to the Knowledge

15 of the Company, threatened against the Company or any of its Subsidiaries arising under Environmental Law, (iv) to the Knowledge of the Company, there has been no release of any Hazardous Substance in violation of or giving rise to liability of the Company or any of its Subsidiaries under any applicable Environmental Law on or from any properties owned or leased by the Company or any of its Subsidiaries, (v) neither the Company nor any of its Subsidiaries has handled, stored, released, transported, or disposed of, or arranged for the transport or disposal of, any Hazardous Substance except as would not require investigation or remediation pursuant to Environmental Law and (vi) neither the Company nor any of its Subsidiaries have assumed by Contract any liability or obligation arising pursuant to Environmental Law. (b) The Company has provided to the Parent all material environmental reports, assessments, studies, audits, and tests and material correspondence relating to the environmental compliance of the Company or its Subsidiaries, or any real property owned, leased or operated by the Company or its Subsidiaries which are in the possession or reasonable control of the Company or its Subsidiaries. (c) As used herein, “Environmental Law” means any Law regulating (i) the protection of the environment or worker health and safety, or (ii) the use, storage, treatment, generation, transportation, handling, release or disposal of, or exposure to Hazardous Substances. (d) As used herein, “Hazardous Substance” means any substance listed, defined, designated or classified as of the date hereof as “hazardous” or “toxic”, a “pollutant”, a “contaminant” or words of similar meaning under any Environmental Law, including petroleum or any derivative or byproduct thereof, asbestos, and polychlorinated biphenyls. Section 3.12. Employee Benefit Plans. (a) Section 3.12(a) of the Company Disclosure Letter lists all material Company Benefit Plans as of the date of this Agreement.” Company Benefit Plan” means each benefit plan, program, agreement or arrangement, including any employee welfare plan within the meaning of Section 3(1) of the Employee Retirement Income Security Act of 1974 (“ERISA”), any employee pension benefit plan within the meaning of Section 3(2) of ERISA (whether or not such plan is subject to ERISA), and any employment agreement, bonus, incentive, equity or equity related, deferred compensation, vacation, stock purchase, stock option, severance, change of control or fringe benefit plan, program or agreement (other than any “multiemployer plan” within the meaning of Section 4001(a)(3) of ERISA (a “Multiemployer Plan”)), in each case, that is sponsored, maintained or contributed to by the Company or any of its Subsidiaries for the benefit of any current or former employee, officer, director or individual consultant of the Company or its Subsidiaries or to which the Company or any of its Subsidiaries has any liability, contingent or otherwise. (b) The Company has provided to Parent true and complete copies of each material Company Benefit Plan and, as applicable to each material Company Benefit Plan, the most recent Form 5500, financial statement, determination, opinion or advisory letter and actuarial report. (c) Except as provided in Section 3.12(c) of the Company Disclosure Letter, (i) Each Company Benefit Plan has been maintained and administered in material compliance with its terms and with applicable Law, including ERISA and the Code to the extent applicable thereto; (ii) each of the Company Benefit Plans intended to be “qualified” within the meaning of Section 401(a) of the Code has received a favorable determination letter from the IRS or is entitled to rely upon a favorable opinion or advisory letter issued by the IRS and to the Knowledge of the

16 Company, no event has occurred nor do any facts exist that would reasonably be expected to result in the loss of qualified status of such Company Benefit Plan; (iii) no Company Benefit Plan is subject to Title IV of ERISA or Sections 412 or 430 of the Code; (iv) no Company Benefit Plan provides medical, dental, vision or prescription drug benefits with respect to any current or former employee of the Company or its Subsidiaries, or any spouse or dependent of any such person, beyond their retirement or other termination of service, other than coverage mandated by applicable Law; and (v) neither the Company nor any Subsidiary thereof contributes to, has in the past three years been required to contribute to, or has any liability with respect to, a Multiemployer Plan. Except as would not reasonably be expected to result in material liability to the Company or any of its Subsidiaries (i) there are no pending or, to the Knowledge of the Company, threatened claims (other than claims for benefits in the ordinary course of business) by, on behalf of or against any of the Company Benefit Plans and (ii) there are no audits or proceedings pending or, to the Knowledge of the Company, threatened, by the IRS, the United States Department of Labor or other Governmental Entity with respect to any Company Benefit Plan. (d) Except as provided in Section 3.12(d) of the Company Disclosure Letter, neither the execution and delivery of this Agreement nor the consummation of the Transactions, either alone or in combination with any other event, will (i) entitle any current or former employee, officer or director of the Company or any of its Subsidiaries to any compensation, benefits or severance pay or materially increase any such amounts due, (ii) accelerate the time of payment or vesting of any amount due to, or materially increase the base salary, hourly wage, target bonus opportunity, directors fee or other compensation or benefits (as applicable) of, any current or former employee, officer or director of the Company or any of its Subsidiaries, (iii) increase any benefits otherwise payable under any Company Benefit Plan, or (iv) result in “excess parachute payments” within the meaning of Section 280G(b)(1) of the Code. Neither the Company nor any of its Subsidiaries is a party to, or is otherwise obligated under, any plan, policy, agreement or arrangement to provide for the gross-up or reimbursement of Taxes imposed under Section 409A or 4999 of the Code (or any corresponding provisions of foreign, state or local Law). Section 3.13. Investigations; Litigation. Except as provided in Section 3.13 of the Company Disclosure Letter, there are no (a) investigations or reviews pending or, to the Knowledge of the Company, threatened by any Governmental Entity with respect to the Company or any of the Company’s Subsidiaries that, if determined adversely to the Company or any of its Subsidiaries or any of their respective properties or assets, would reasonably be expected to be materially adverse to the Company and its Subsidiaries, taken as a whole and (b) Actions pending or, to the Knowledge of the Company, threatened against or affecting the Company or any of the Company’s Subsidiaries, or any of their respective properties or assets at law or in equity before, and there are no Orders of, or before, any Governmental Entity, in each case (i) that would reasonably be expected to be materially adverse to the Company and its Subsidiaries, taken as a whole or (ii) that seeks to delay or prevent the consummation of the Transactions. Section 3.14. Information Supplied. Subject to the accuracy of the representations and warranties of Parent and Merger Sub set forth in Section 4.5, none of the information supplied or to be supplied by or on behalf of the Company specifically for inclusion or incorporation by reference in the proxy statement (the “Proxy Statement”) relating to the special meeting of the Company Shareholders to be held to consider and vote upon the approval and adoption of this Agreement and the Merger (the “Company Shareholders Meeting”), on the date the Proxy Statement is first sent or mailed to Company Shareholders or at the time of the Company Shareholders Meeting, will contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading or will omit to state any material fact with

17 respect to the Company or any of its Subsidiaries that is necessary to correct any statement in any earlier communication with respect to the solicitation of proxies for the Company Shareholders Meeting which has become false or misleading. Section 3.15. Tax Matters. (a) Except as would not reasonably be expected to be, individually or in the aggregate, material to the Company and its Subsidiaries, taken as a whole, (i) the Company and each of its Subsidiaries have prepared and timely filed (taking into account any extension of time within which to file) all Tax Returns required to be filed by any of them and all such filed Tax Returns are true, complete and correct; (ii) the Company and each of its Subsidiaries have paid all Taxes shown to be due on such Tax Returns or otherwise payable by the Company or any of its Subsidiaries, except with respect to matters contested in good faith and for which adequate reserves have been established in accordance with GAAP; (iii) as of the date of this Agreement, there are no ongoing audits, examinations, investigations or other proceedings in respect of Taxes of the Company or any of its Subsidiaries; (iv) there are no Liens for Taxes upon any property of the Company or any of its Subsidiaries, except for Permitted Liens; (v) neither the Company nor any of its Subsidiaries has participated in any reportable transaction within the meaning of Treasury Regulations Section 1.6011-4(b) (or any similar provision of state, local or non-U.S. Tax law); (vi) neither the Company nor any of its Subsidiaries has constituted a “distributing corporation” or a “controlled corporation” (within the meaning of Section 355(a)(1)(A) of the Code) in a distribution of shares qualifying for tax-free treatment under Section 355 of the Code (x) in the two years prior to the date of this Agreement or (y) in a distribution that could otherwise constitute part of a “plan” or “series of related transactions” (within the meaning of Section 355(e) of the Code) in conjunction with this acquisition; (vii) since October 20, 2010, neither the Company nor any of its Subsidiaries (x) has been a member of an Affiliated Group filing a combined, consolidated, or unitary Tax Return other than Affiliated Groups comprised of the Company and any of its Subsidiaries or (y) has any liability for the Taxes of any Person (other than the Company or any of its Subsidiaries) under Treasury Regulations Section 1.1502-6 (or any similar provision of state, local, or foreign Tax law), as a transferee or successor, by contract (other than contracts entered into in the ordinary course of business the primary subject matter of which is not Taxes), or otherwise; and (viii) to the Knowledge of the Company, neither the Company nor any of its Subsidiaries has been a United States real property holding corporation within the meaning of Section 897(c)(2) of the Code during the applicable period specified in Section 897(c)(1)(A)(ii) of the Code and (ix) neither the Company nor any of its Subsidiaries is a party to any currently effective waiver or other agreement extending the statute of limitation or period of assessment or collection of Taxes. (b) As used in this Agreement, (i) “Taxes” means any and all federal, state, local or foreign taxes of any kind (together with any and all interest, penalties, additions to tax and additional amounts imposed with respect thereto) imposed by any Governmental Entity, including income, franchise, windfall or other profits, gross receipts, property, sales, use, Capital Stock, payroll, employment, unemployment, social security, workers’ compensation, net worth, excise, withholding, ad valorem and value added taxes, and (ii) “Tax Return” means any return, report or similar filing (including the attached schedules) required to be filed with respect to Taxes. Section 3.16. Labor Matters. (a) Except as provided in Section 3.16 of the Company Disclosure Letter and for such matters that would not reasonably be expected to result in, individually or in the aggregate, a Company Material Adverse Effect, (i) there are and in the last three years there have been no

18 strikes or lockouts by any employees of the Company or any of its Subsidiaries against the Company or any of its Subsidiaries, (ii) to the Knowledge of the Company there is no union organizing effort pending or in the last three years has been commenced against the Company or any of its Subsidiaries, (iii) there is no unfair labor practice charge or labor arbitration proceeding pending against the Company or any of its Subsidiaries by any employees of the Company or any of its Subsidiaries, (iv) there is no, nor has there been in the last three years, any slowdown or work stoppage in effect by employees of the Company or any of its Subsidiaries against the Company or any of its Subsidiaries, (v) none of the Company or any of its Subsidiaries is a party to any collective bargaining agreement with any labor union and, no labor organization (whether certified or not) represents or to the Knowledge of the Company, purports to represent any employees of the Company or its Subsidiaries for purposes of collective bargaining with respect to their employment by the Company or its Subsidiaries. (b) Except as set forth on Section 3.16(b) of the Company Disclosure Letter, the Company and its Subsidiaries are, and since January 1, 2016 have been, in compliance with all Labor Laws, except for any non-compliance as would not reasonably be expected to result in, individually or in the aggregate, a Company Material Adverse Effect. Section 3.17. Intellectual Property. (a) Section 3.17(a) of the Company Disclosure Letter lists, as of the date of this Agreement, a true, complete and correct list of all (i) issuances, registrations and applications to register by the Company or any of its Subsidiaries of any of the following with or by any Governmental Entity in any jurisdiction in the world, (A) patents, (B) trademarks, trade names and service marks and (C) copyrights, and (ii) material domain name registrations and social media account identifiers owned by the Company or any of its Subsidiaries. Each material issuance, registration and application listed in Section 3.17(a) of the Company Disclosure Letter is, to the Knowledge of the Company, subsisting, valid and enforceable. As of the date of this Agreement, all maintenance filings and fee payments for such material issuance, registration and application have been duly made. (b) Except as set forth on Section 3.17(b) of the Company Disclosure Letter, and except as would not, individually or in the aggregate, reasonably be expected to result in a Company Material Adverse Effect, the Company or one of its Subsidiaries either exclusively owns (free and clear of all Liens, other than Permitted Liens), or has a valid right to use all of the material Company Intellectual Property. (c) Except as would not, individually or in the aggregate, reasonably be expected to result in a Company Material Adverse Effect, neither the Company nor any of its Subsidiaries is currently or has infringed, misappropriated or violated in any material respect any Intellectual Property of any third party in the two (2) years prior to the date of this Agreement. As of the date of this Agreement, none of the Company or its Subsidiaries has any pending action, suit, written claim, administrative proceeding, or investigation against any third party on the basis that such third party is infringing, misappropriating or violating any Company Intellectual Property and, to the Knowledge of the Company, no third party is infringing, misappropriating or otherwise violating any rights of the Company or any of its Subsidiaries in the Company Intellectual Property in any material respect. (d) Except as would not, individually or in the aggregate, reasonably be expected to result in a Company Material Adverse Effect, there are no actions, suits, written claims, administrative proceedings or investigations pending or, to the Knowledge of the Company,

19 threatened against the Company or any of its Subsidiaries, that (i) challenge or question the validity of, or the Company’s ownership or right to use, any Company Intellectual Property, or (ii) assert infringement, misappropriation or violation by the Company or any of its Subsidiaries of any Intellectual Property owned by a third party. To the Knowledge of the Company, there is no existing fact or circumstances that would reasonably be expected to give rise to any such claim. (e) The Company and its Subsidiaries have taken commercially reasonable steps to maintain and protect each item of material Company Intellectual Property owned by the Company or any of its Subsidiaries and the confidentiality of their trade secrets. To the Knowledge of the Company, except as would not reasonably be expected to be, individually or in the aggregate, material to the Company and its Subsidiaries, taken as a whole, no trade secrets or other confidential information included in the Company Intellectual Property owned by the Company have been disclosed to any Person, except pursuant to written confidentiality obligations that reasonably protect the Company’s or applicable Subsidiary’s rights in such trade secrets and confidential information. (f) Each of the Company and its Subsidiaries has taken commercially reasonable actions necessary to maintain and protect the security of the IT Assets and data (including personal information) stored therein or transmitted thereby from loss, unauthorized access or other misuse. Except as would not reasonably be expected to be, individually or in the aggregate, material to the Company and its Subsidiaries, taken as a whole, (i) there has been no loss, unauthorized access to or misuse of any such IT Assets or data in the possession and control of the Company and its Subsidiaries since January 1, 2016 nor, to the Knowledge of the Company, prior to January 1, 2016; and (ii) the IT Assets are sufficient for the current operations and currently contemplated operations of the Company and its Subsidiaries and operate in conformance with their documentation and, to the Knowledge of the Company, without any material virus, malware, defect or error. (g) Each of the Company and its Subsidiaries has a privacy policy regarding the collection, use, storage and transfer of personal information in its business, true and correct copies of which have been made available to the Parent prior to the date of this Agreement. Except as would not reasonably be expected to be, individually or in the aggregate, material to the Company and its Subsidiaries, taken as a whole, each of the Company and its Subsidiaries is and has at all times been in compliance with its privacy policy and all applicable Laws, Orders, payment card industry data security standards and contractual requirements concerning the collection, use, storage and transfer of personal information in its business. Except as would not reasonably be expected to be, individually or in the aggregate, material to the Company and its Subsidiaries, taken as a whole, the execution and delivery of this Agreement by the Company, and the consummation by the Company of the Transactions, and the compliance by the Company and its Subsidiaries with this Agreement will not (i) violate such privacy policies as they currently exist or as they existed at any time during which personal information was collected or obtained by the Company or any of its Subsidiaries, (ii) require notice to or consent from any data subjects or (iii) result in the forfeiture or loss of any personal information in the possession or control of the Company or any of its Subsidiaries. There are no actions, suits, claims, administrative proceedings or investigations pending or, to the Knowledge of the Company, threatened against the Company or any of its Subsidiaries relating to the collection, use, storage or transfer of personal information. Section 3.18. Real Property.

20 (a) Section 3.18(a) of the Company Disclosure Letter sets forth the address of each parcel of real property owned by the Company or its Subsidiaries (the “Owned Real Property”). With respect to each parcel of Owned Real Property: (i) the Company or one of its Subsidiaries has good, valid and marketable fee simple title, free and clear of all Liens, except Permitted Liens; (ii) except for Permitted Liens or as set forth on Section 3.18(a) of the Company Disclosure Letter, neither the Company nor any of the Subsidiaries has leased or otherwise granted to any Person the right to use or occupy such Owned Real Property; and (iii) there are no outstanding options, rights of first offer or rights of first refusal to purchase such Owned Real Property or any portion thereof or interest therein. (b) Section 3.18(b) of the Company Disclosure Letter sets forth (whether as lessee or lessor) a list of all leases, including all amendments, modifications, extensions and guaranties relating thereto, of real property (the “Leased Real Property”, together with the Owned Real Property, the “Real Property”) to which the Company or any Subsidiary is a party or by which it is bound, in each case as of the date hereof (each a “Real Property Lease,” and collectively the “Real Property Leases”) and the address of each Leased Real Property. The Company or one of its Subsidiaries has good and valid leasehold title in the Leased Real Property, free and clear of all Liens, except for Permitted Liens. The Company has made available to Parent complete and correct copies of all real Property Leases. Except as set forth on Section 3.18(b), each Real Property Lease is valid and binding on the Company or a Subsidiary and, to the Knowledge of the Company, on the other parties thereto and is in full force and effect. Except as set forth on Section 3.18(b) of the Company Disclosure Letter, the Company or a Subsidiary and, to the Knowledge of the Company, each of the other parties thereto has performed in all material respects all material obligations required to be performed by it under each Real Property Lease. Since January 1, 2016, neither the Company nor any Subsidiary has received written notice of any default under any Real Property Lease. Neither the Company nor any of its Subsidiaries, nor, to the Knowledge of the Company, any other party to any Real Property Lease, is in violation or breach of, or default under, any Real Property Lease in any material respect. (c) To the Knowledge of the Company, all material buildings, facilities, structures and fixtures included in the Real Property (giving due account to the age and length of use of same, ordinary wear and tear excepted) are in good operating condition and repair (except for ordinary routine maintenance and repairs that are not material in nature or cost). (d) There is no pending or, to the Knowledge of the Company, threatened appropriation, condemnation or like action, or sale or other disposition in lieu of condemnation, affecting the Real Property or any part thereof. (e) The Real Property constitutes all of the real property used or occupied by the Company and its Subsidiaries. Section 3.19. Company Material Contracts. (a) As used herein, “Company Filed Contracts” shall mean all “material contracts” described in Item 601(b)(10) of Regulation S-K (other than this Agreement and any Company Benefit Plan) to which the Company or its Subsidiaries is a party or may be bound as of the date hereof and that are required to be filed with the SEC. As of the date of this Agreement, neither the Company nor any of its Subsidiaries is a party to any Filed Company Contract that has not been filed.

21 (b) Section 3.19(b) of the Company Disclosure Letter sets forth, as of the date of this Agreement, a correct and complete list, and the Company has made available to Parent correct and complete copies, of the following Contracts in effect as of the date of this Agreement, in each case, other than the Company Benefit Plans (each Contract of the type described in this Section 3.19(b) and each Company Filed Contract, a “Company Material Contract”): (i) each Contract that materially restricts the ability of the Company or its Subsidiaries to compete in any business or with any Person in any geographical area or materially restricts the ability of the Company or any of its Subsidiaries to solicit or hire any employee or consultant; (ii) other than any such agreement solely between or among the Company and its wholly owned Subsidiaries, each loan and credit Contract, note, debenture, bond, indenture, mortgage, security agreement, pledge, capital and financing method lease or other similar agreement pursuant to which any Indebtedness of the Company or any of its Subsidiaries is outstanding or may be incurred having an outstanding amount in excess of $100,000; (iii) each Contract that requires the Company or any of its Subsidiaries, directly or indirectly, to make any advance, loan, extension of credit or capital contribution to, or other investment in, any Person (other than the Company or any of its wholly-owned Subsidiaries) in any such case which is in excess of $100,000; (iv) each Contract to which the Company or any of its Subsidiaries is a party relating to (A) the formation, creation, operation, management or control of any partnership or joint venture; or (B) the ownership of any equity interest in any entity or business enterprise other than the Subsidiaries of the Company; (v) other than the Company Benefit Plans, each indemnification, employment, consulting or other material Contract with (A) any member of the Company Board or (B) any executive officer of the Company, in each case, other than those Contracts (or forms of) (1) filed as exhibits (including exhibits incorporated by reference) to any Filed Company SEC Documents or (2) terminable by the Company or any of its Subsidiaries on no more than 30 days’ notice without liability or financial obligation to the Company or any of its Subsidiaries; (vi) each Contract (A) pursuant to which the Company or any of its Subsidiaries is granting any license to any third party under any material Company Intellectual Property owned by the Company or any of its Subsidiaries (other than non- exclusive licenses granted in the ordinary course of business to customers or suppliers in connection with products and services sold or offered for sale by the Company or any of its Subsidiaries); or (B) that purports to materially limit, curtail or restrain the ability of the Company or any of its Subsidiaries to exploit any material Company Intellectual Property owned by the Company or any of its Subsidiaries; (vii) each Contract pursuant to which the Company or any of its Subsidiaries is being granted any material license to Intellectual Property owned by any third party (other than off-the-shelf licenses for generally commercially available Software); (viii) each settlement, conciliation or similar Contract with any Governmental Authority;

22 (ix) each Contract that (A) contains “most favored nation” pricing provisions with any third party or (B) grants exclusive rights, rights of first refusal, rights of first negotiation or offer or similar rights to any Person; (x) each Contract that (A) by its terms calls for aggregate payments or receipts (including termination fees) by the Company and its Subsidiaries under such Contract(s) of more than $1,000,000 over the remaining term of such Contract(s) or of more than $500,000 in any calendar year or (B) pursuant to which the Company and its Subsidiaries have had, or could reasonably be expected to have, aggregate payments or receipts of more than $500,000 in any calendar year; (xi) each Contract that is between the Company or any of its Subsidiaries, on the one hand, and any director or officer of the Company or any person beneficially owning five percent (5%) or more of the outstanding Company Common Shares, on the other hand, except for any Company Benefit Plan or other compensation arrangement; (xii) each Contract with respect to any acquisition and divestiture pursuant to which the Company or any of its Subsidiaries has continuing indemnification, guarantee, “earn-out” or other contingent payment obligations; (xiii) each Contract involving the acquisition or disposition of assets, directly or indirectly (by merger or otherwise) outside the ordinary course of business, consistent with past practice; and (xiv) each Contract with each of the 20 largest vendors (in the aggregate) of the Company, based on consolidated accounts payable as of December 31, 2017. (c) Each Company Material Contract is valid and binding on the Company or one of its Subsidiaries party thereto, and, to the Knowledge of the Company, each other party thereto, and is in full force and effect, except to the extent such Company Material Contract has previously expired in accordance with its terms or as would not individually or in the aggregate, reasonably be expected to result in a Company Material Adverse Effect. Neither the Company nor any of its Subsidiaries, or, to the Knowledge of the Company, the other parties thereto, is (with or without notice or lapse of time, or both) in violation or breach of, or default under, any provision of any Company Material Contract, and to the Knowledge of the Company, no party to any Company Material Contract has committed or failed to perform any act under and no event has occurred which, with or without notice, lapse of time or both, would reasonably be expected to result in a default under provisions of such Company Material Contract, except in each case for such violations, breaches, defaults, acts, events or failures as would not, individually or in the aggregate, reasonably be expected to result in a Company Material Adverse Effect. Since January 1, 2016, neither the Company nor any of its Subsidiaries has received written notice (a) of any breach or default of any Material Contract, or (b) from any other party to a Material Contract that such other party intends to terminate, not renew, or renegotiate the terms of any such Material Contract Section 3.20. Opinion of Financial Advisor. The Company Board has received the opinion of its financial advisor, Piper Jaffray & Co. (“Piper Jaffray”), to the effect that, as of the date of such opinion and subject to the assumptions and limitations set forth therein, from a financial point of view, the Merger Consideration to be offered to the Company Shareholders pursuant to this Agreement (other than holders of Excluded Shares) is fair to such shareholders. The Company has furnished to Parent a true, correct and complete copy of such opinion.

23 Section 3.21. Finders or Brokers; Fees. No broker, finder or investment banker, financial advisor or other Person other than Piper Jaffray is entitled to any brokerage, finder’s, financial advisor’s or other fee or commission in connection with the Merger based upon arrangements made by or on behalf of the Company or its Subsidiaries. The fees and expenses payable by the Company to Piper Jaffray shall be calculated in accordance with the engagement letter between the Company and Piper Jaffray, a copy of which has been made available to Parent. Section 3.22. Vote Required. In respect of the Company, the Requisite Company Vote is the only vote of the holders of any class or series of the share capital of the Company or any of its Subsidiaries necessary (under the organizational documents of the Company, the OGCL, other applicable Laws or otherwise) to approve and adopt this Agreement and the Merger and no other vote of holders of securities of the Company or any of its Subsidiaries is required to order for the Merger to be consummated or otherwise in connection with the Transactions. Section 3.23. Takeover Laws. Assuming the accuracy of Parent’s and Merger Sub’s representations and warranties set forth in Section 4.10, no “fair price,” “moratorium,” “control share acquisition,” “interested shareholder” or other anti-takeover statute or regulation, including Chapters 1701.831, 1701.832 and 1704 of the OGCL (collectively, “Takeover Statutes”) applies to the Company with respect to this Agreement or the Merger in connection with this Agreement or the performance by the Company of its obligations hereunder and thereunder and consummating the Merger. Prior to the execution and delivery of this Agreement, the Company’s board of directors has authorized the Merger, and approved this Agreement and any related agreements for purposes of Chapter 1704 of the OGCL. Section 3.24. Insurance. The Company and its Subsidiaries maintain all insurance policies (issued in favor of the Company and its Subsidiaries and businesses of the Company and its Subsidiaries) in such amounts, with such deductibles and against such risks and losses as are commercially reasonable for the assets of the Company and its Subsidiaries and the conduct of their businesses. Section 3.24 of the Company Disclosure Letter contains a true, correct and complete list of all insurance policies in effect as of the date of this Agreement that are material to the business of the Company and its Subsidiaries. Except as would not reasonably be expected to be, individually or in the aggregate, material to the Company and its Subsidiaries, taken as a whole, (i) such insurance policies are in full force and effect, all premiums due and payable thereon have been paid in accordance with the respective terms thereof, (ii) neither the Company nor any of its Subsidiaries has received, as of the date hereof, written notice of any pending or threatened cancellation with respect thereto (iii) the Company and each of its Subsidiaries is in material compliance with all conditions contained in such insurance policies and (iv) there is no material claim by the Company or any of its Subsidiaries pending under any such policies that has been denied or disputed by the insurer other than denials and disputes in the ordinary course of business consistent with past practice. This Section 3.24 shall not apply to insurance maintained in connection with any Company Benefit Plan. There is no material claim by the Company or any of its Subsidiaries pending under any such policies that (i) has been denied or disputed by the insurer other than denials and disputes in the ordinary course of business consistent with past practice; or (i) if not paid would be materially adverse to the Company and its Subsidiaries, taken as a whole. Section 3.25. Affiliate Transactions. Except for (a) employment-related Contracts filed or incorporated by reference as an exhibit to the Filed Company SEC Documents or (b) Company Benefit Plans or compensation arrangements with Company employees or directors in the ordinary course of business, Section 3.25 of the Company Disclosure Letter sets forth a true, correct and complete list of the Contracts that are in existence as of the date of this Agreement between the Company or any of its Subsidiaries and any (i) present executive officer or director of either the Company or any of its Subsidiaries or any person that has served as such an executive officer or director within the last five years or any of such officer’s or director’s immediate family members; (ii) record or beneficial owner of

24 more than 5% of the shares of Company Common Shares as of the date of this Agreement; or (iii) to the Knowledge of the Company, any affiliate of any such officer, director or owner (other than the Company or any of its Subsidiaries) (each of (i), (ii), and (iii) above, a “Company Affiliate Transaction”). Any Company Affiliate Transaction as of the time it was entered into and as of the time of any amendment or renewal thereof contained such terms, provisions and conditions as were at least as favorable to the Company or any of its Subsidiaries as would have been obtainable by the Company or its Subsidiaries in a similar transaction with an unaffiliated third party. To the Knowledge of the Company, no Company Specified Person owns, directly or indirectly, on an individual or joint basis, any interest in, or, except as set forth in Section 3.25 of the Company Disclosure Letter, serves as an officer or director or in another similar capacity of, any vendor or other Independent Contractor, or any person which has a Contract with the Company or any of its Subsidiaries. Section 3.26. Certain Business Practices. (a) Neither the Company nor any of its Subsidiaries, nor any of its or their directors, officers or employees, nor, to the Company’s Knowledge, any agents, independent contractors and other parties acting on behalf of the Company or any of its Subsidiaries or Affiliates, has violated any material provision of the Foreign Corrupt Practices Act of 1977, as amended, the U.K. Bribery Act of 2010 or any other similar Law in any jurisdiction applicable to the Company or any of its Subsidiaries (collectively, the “Anti-Corruption Laws”). (b) To the Knowledge of the Company, there is no investigation of, allegation by, or request for information from the Company or any of its Subsidiaries by any Governmental Entity regarding the Anti-Corruption Laws that would reasonably be expected to result in any material fine, penalty or enforcement action by such Governmental Entity. (c) To the Knowledge of the Company, neither the Company nor any of its Subsidiaries, nor any current or former directors, officers, employees, agents, independent contractors or other parties acting on behalf of the Company or any of its Subsidiaries or Affiliates, has materially violated or operated in material noncompliance with any export restrictions, anti-boycott regulations, embargo regulations or other similar applicable Laws of any Governmental Entity. Section 3.27. Quality and Safety of Food & Beverage Products. Since January 1, 2016, (a) there have been no recalls of any food or beverage product of the Company or any Subsidiary, whether ordered by a Governmental Entity or undertaken voluntarily by the Company or a Subsidiary; and (b) to the Knowledge of the Company, none of the food or beverage products of the Company or any Subsidiary has been adulterated, misbranded, mispackaged, or mislabeled in violation of applicable Law, or posed an inappropriate threat to the health or safety of a consumer when consumed in the intended manner, except as (a) and (b), either individually or in the aggregate, would not reasonably be expected to be material to the Company and its Subsidiaries, taken as a whole. Section 3.28. No Other Representations or Warranties. Except for the representations and warranties contained in this Article III, neither the Company nor any other Person makes any other express or implied representation or warranty on behalf of the Company or any of its Affiliates. ARTICLE IV REPRESENTATIONS AND WARRANTIES OF PARENT AND MERGER SUB Parent and Merger Sub represent and warrant to the Company, jointly and severally, as set forth in this Article IV; provided that such representations and warranties by Parent and Merger Sub are

25 qualified in their entirety by reference to the disclosure set forth in the disclosure letter delivered by Parent and Merger Sub to the Company immediately prior to the execution of this Agreement (the “Parent Disclosure Letter”). Each disclosure set forth in the Parent Disclosure Letter shall qualify or modify each of the representations and warranties set forth in this Article IV to the extent the applicability of the disclosure to such representation and warranty is reasonably apparent from the text of the disclosure made. Section 4.1. Organization and Qualification. Each of Parent and Merger Sub is a legal entity duly organized, validly existing and in good standing (where applicable as a legal concept) under the Laws of its respective jurisdiction of incorporation and has all requisite corporate or similar power and authority to own, lease and operate its properties and assets and to carry on its business as presently conducted and is qualified to do business and is in good standing (where applicable as a legal concept) as a foreign company in each jurisdiction where the ownership, leasing or operation of its assets or properties or conduct of its business requires such qualification, except where any such failure to be so qualified or in good standing, or to have such power or authority, would not reasonably be expected to, individually or in the aggregate, prevent, materially impair or materially delay the ability of each of Parent and Merger Sub to perform its obligations under this Agreement. Parent has made available to the Company prior to the date of this Agreement a true, complete and correct copy of the certificate of incorporation and bylaws or other equivalent organizational documents of each of Parent and Merger Sub, each as amended through the date hereof. Section 4.2. Corporate Authority and Approval. Each of Parent and Merger Sub has all necessary corporate or similar power and authority to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the Transactions. The execution and delivery of this Agreement by Parent and Merger Sub and the consummation by Parent and Merger Sub of the Merger have been duly and validly authorized by all necessary corporate or similar action of Parent and Merger Sub (other than the adoption of this Agreement by Parent as sole shareholder of Merger Sub (which shall occur immediately after the execution and delivery of this Agreement)), and no other corporate proceedings on the part of Parent or Merger Sub are necessary to authorize the execution and delivery of this Agreement or to consummate the Transactions (other than, with respect to the Merger, the adoption of this Agreement by Parent as sole shareholder of Merger Sub (which shall occur immediately after the execution and delivery of this Agreement), and the filing of the Certificate of Merger with the Secretary of State of the State of Ohio). This Agreement has been duly and validly executed and delivered by Parent and Merger Sub and, assuming the due authorization, execution and delivery by the Company, this Agreement constitutes a legal, valid and binding obligation of Parent and Merger Sub, enforceable against Parent and Merger Sub in accordance with its terms (except as such enforceability may be limited by bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and other similar laws of general applicability relating to or affecting creditor’s rights, and, as to enforceability, to general equitable principles). Section 4.3. No Conflict; Required Filings and Consents. (a) The execution, delivery and performance by Parent and Merger Sub of this Agreement and the consummation by Parent and Merger Sub of the Transactions (including the consummation of the Merger) will not require any consent, approval, registration, declaration, approval, authorization or permit of, action by, filing with or notification to any Governmental Entity with respect to Parent or Merger Sub, other than (i) the filing with the Secretary of State of Ohio of the Certificate of Merger as required by the OGCL, (ii) compliance with the applicable requirements of the Exchange Act, (iii) compliance with any applicable foreign or state securities or blue sky laws, and (iv) the other consents and/or notices set forth on Section 4.3(a) of the Parent Disclosure Letter (collectively, clauses (i) through (iv), the “Parent Approvals”), and other

26 than any consent, approval, authorization, permit, action, filing or notification the failure of which to make or obtain would not reasonably be expected to, individually or in the aggregate, prevent, materially impair or materially delay the ability of each of Parent and Merger Sub to perform its obligations under this Agreement. (b) The execution and delivery of this Agreement by Parent and Merger Sub, the consummation by Parent and Merger Sub of the Transactions or compliance by Parent or Merger Sub with any of the provisions of this Agreement will not (i) conflict with, or result in any breach, violation or default (with or without notice or lapse of time, or both) of any provision of, the organizational or governing documents of Parent or any of its Subsidiaries, (ii) violate any Law binding upon or applicable to Parent or any of its Subsidiaries or any of their respective properties or assets, or (iii) result in any breach, violation of, or default (with or without notice, lapse of time, or both) under, or give rise to a right of termination, cancellation or acceleration of any obligation or to the loss of a benefit under any Contract to which Parent or Merger Sub is a party or by which any of their respective properties or assets is bound, other than any such violation, default, termination, cancellation, acceleration, right, loss or Lien that would not reasonably be expected to, individually or in the aggregate, prevent, materially impair or materially delay the ability of each of Parent and Merger Sub to perform its obligations under this Agreement. Section 4.4. Investigations; Litigation. There are no (a) investigations or reviews pending or, to the Knowledge of Parent, threatened by any Governmental Entity with respect to Parent or Merger Sub that, if determined adversely to Parent or Merger Sub or any of their respective properties or assets, would or would be expected to, individually or in the aggregate, prevent, materially impair or materially delay the ability of each of Parent and Merger Sub to perform its obligations under this Agreement and (b) Actions pending or, to the Knowledge of Parent, threatened against or affecting Parent or Merger Sub, or any of their respective properties or assets at law or in equity before, and there are no Orders of, or before, any Governmental Entity, in each case that would or would reasonably be expected to, individually or in the aggregate, prevent, materially impair or materially delay the ability of each of Parent and Merger Sub to perform its obligations under this Agreement. Section 4.5. Information Supplied. Subject to the accuracy of the representations and warranties of the Company set forth in Section 3.14, none of the information supplied or to be supplied by or on behalf of Parent and Merger Sub specifically for inclusion or incorporation by reference in the Proxy Statement shall, on the date the Proxy Statement is first sent or mailed to the Company Shareholders or at the time of the Company Shareholders Meeting, will contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading or will omit to state any material fact with respect to Parent or any of its Affiliates that is necessary to correct any statement in any earlier communication with respect to the solicitation of proxies for the Company Shareholders Meeting which has become false or misleading. Section 4.6. Equity Commitment Letter. Concurrently with the execution of this Agreement, the Equity Investor has delivered to the Company the duly executed Equity Commitment Letter. The Equity Commitment Letter is in full force and effect and constitutes a legal, valid and binding obligation of the Equity Investor, enforceable against it in accordance with its terms except as enforcement may be limited by bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and other similar laws of general applicability relating to or affecting creditor’s rights, and, as to enforceability, to general equitable principles and, as of the date of this Agreement, (i) no amendment is contemplated to the Equity Commitment Letter and (ii) no commitment contained in the Equity Commitment Letter has been withdrawn or rescinded.

27 Section 4.7. Financing. (a) As of the date of this Agreement, Parent has sufficient cash, available lines of credit or other sources of immediately available funds and/or committed equity or debt financing (including pursuant to the Equity Commitment Letter and the Debt Commitment Letters) to enable Merger Sub to pay the aggregate Merger Consideration and to perform its obligations with respect to the Transactions (such amount, the “Required Amount”). (b) Parent will have and will cause Merger Sub to have at the Closing, the available cash on hand and/or financing in an aggregate amount sufficient to enable Merger Sub to consummate the Merger, including payment in cash of the aggregate Merger Consideration on the Closing Date and for Parent and Merger Sub to satisfy all of their obligations under this Agreement, including to pay all related Expenses. Parent and Merger Sub acknowledge and agree that their obligations under this Agreement are not contingent or conditioned in any manner on obtaining any financing. Section 4.8. Capitalization of Merger Sub. As of the date hereof, the authorized Capital Stock of Merger Sub consists of 100 shares of common stock. All of the issued and outstanding Capital Stock of Merger Sub is, and at the Effective Time will be, owned directly by Parent. Merger Sub has outstanding no option, warrant, right, or any other agreement pursuant to which any Person other than Parent may, directly or indirectly, acquire any equity security of Merger Sub. Merger Sub has been formed solely for the purpose of the Merger Agreement and has not conducted any business prior to the date hereof and has, and prior to the Effective Time will have, no assets, liabilities or obligations of any nature other than those incident to its formation and pursuant to this Agreement and the Transactions. Section 4.9. Certain Arrangements. Except as contemplated by this Agreement, neither Parent nor any of its Affiliates has entered into any contract, arrangement or understanding (in each case, whether oral or written), or authorized, committed or agreed to enter into any contract, arrangement or understanding (in each case, whether oral or written), pursuant to which any shareholder of the Company would be entitled to receive consideration of a different amount or nature than the Merger Consideration or pursuant to which any shareholder of the Company (a) agrees to vote to adopt this Agreement or the Merger or (b) agrees to vote against any Superior Proposal. Section 4.10. Ownership of Common Shares. None of Parent, Merger Sub or any of their respective Subsidiaries or Affiliates beneficially owns (as such term is defined in Rule 13d-3 under the Exchange Act), directly or indirectly (including pursuant to a derivatives Contract), any Company Common Shares or other securities convertible into, exchangeable for or exercisable for Company Common Shares or any securities of any Subsidiary of the Company and none of Parent, its Subsidiaries or Affiliates has any rights to acquire, directly or indirectly, any Company Common Shares except pursuant to this Agreement or agreements to which the Company is a party. Assuming the accuracy of the Company’s representations and warranties set forth in the second sentence of Section 3.23, neither Parent nor any of its “affiliates” or “associates ” ( including Merger Sub) is, and at no time during the last three years has Parent or any of its “affiliates” or “associates” (including Merger Sub) been, an “interested shareholder” of the Company, as such terms are defined in Section 1704.01 of the OGCL. Section 4.11. No Vote of Parent Stockholders. No vote of the stockholders of Parent that has not been obtained on or prior to the date hereof is required by any applicable Law or the organizational documents of Parent in connection with the consummation of the Merger. Section 4.12. Finders or Brokers. No broker, finder, investment banker, financial advisor or other Person is entitled to any brokerage, finder’s, financial advisor’s or other fee or commission in

28 connection with the Merger and any of the other Transactions based upon arrangements made by or on behalf of Parent or Merger Sub. Section 4.13. No Other Representations or Warranties. Except for the representations and warranties contained in this Article IV, neither Parent nor Merger Sub nor any other Person makes any other express or implied representation or warranty on behalf of Parent, Merger Sub or any of their respective Affiliates. Section 4.14. Investigation; No Other Representations and Warranties. Parent and Merger Sub each acknowledge and agree that, except for the representations and warranties expressly set forth in Article III (subject to the qualifications set forth therein and the expiration thereof at the Effective Time) (i) the Company does not make, and has not made, any representations or warranties relating to itself or its Subsidiaries or their respective businesses or otherwise in connection with the Transactions and Parent and Merger Sub are not relying on any representation or warranty except for those expressly set forth in this Agreement, (ii) no Person has been authorized by the Company to make any representation or warranty relating to itself or its business or otherwise in connection with the Transactions, and if made, such representation or warranty will not be relied upon by Parent or Merger Sub as having been authorized by such party and (iii) any estimates, projections, predictions, data, financial information, memoranda, presentations or any other materials or information provided or addressed to Parent, Merger Sub or any of their representatives, oral or written, are not and shall not be deemed to be or include representations or warranties unless any such materials or information is the subject of any express representation or warranty set forth in Article III of this Agreement (subject to the qualifications set forth therein and the expiration thereof at the Effective Time). ARTICLE V COVENANTS AND AGREEMENTS Section 5.1. Conduct of Business by the Company and Parent. (a) From and after the date hereof and prior to the earlier of the Effective Time or the date, if any, on which this Agreement is earlier terminated pursuant to Article VII and except (i) as may be required by applicable Law, (ii) as may be consented to in writing by Parent (such consent not to be unreasonably withheld, conditioned or delayed), (iii) as expressly required by this Agreement, or (iv) as set forth in Section 5.1(a) of the Company Disclosure Letter, the Company shall, and shall cause each of its Subsidiaries to (A) conduct its business and operations in the ordinary course of business consistent with past practice and (B) use commercially reasonable efforts to (1) maintain and preserve intact its business organization and business relationships, including its relations and goodwill with Governmental Entities, customers, suppliers, distributors, licensors, contractors, creditors and lessors and (2) keep available the services of its officers and key employees. (b) Except as set forth on Section 5.1(b) of the Company Disclosure Letter and subject to the exceptions contained in clauses (i) through (iv) of Section 5.1(a) at all times during the period between the date hereof and the earlier of the Effective Time and the Termination Date, the Company shall not, and shall not permit any of its Subsidiaries to (it being understood and hereby agreed that if any action is expressly permitted by any of the following subsections, such action shall be expressly permitted under Section 5.1(a)): (i) amend, adopt any amendment or otherwise change its Articles of Incorporation, Code of Regulations or any similar organizational document;

29 (ii) (A) adjust, split, reverse split, combine, consolidate, subdivide or reclassify any shares of Capital Stock or other ownership interests of the Company or any of its Subsidiaries (including any warrants, options or other rights to acquire the foregoing) or (B) modify the terms of any shares of its Capital Stock; (iii) issue, sell, authorize, deliver, pledge, grant, transfer, encumber or otherwise dispose of any shares of Capital Stock of the Company or any of its Subsidiaries, or securities convertible into or exchangeable for, or options, warrants, calls, subscriptions, commitments or rights of any kind to acquire, any shares of Capital Stock of the Company or any of its Subsidiaries (other than (A) the issuance of Company Common Shares upon the exercise of Company Options outstanding as of the Capitalization Date, (B) in satisfaction of obligations pursuant to Company Benefit Plans existing as of the date hereof in accordance with their terms as of the date hereof, (C) by a wholly-owned Subsidiary of the Company to the Company or another wholly-owned Subsidiary of the Company, or (D) pursuant to net settlements or exercises of outstanding Company Options or Company Restricted Shares in satisfaction of the exercise price and/or tax withholding relating to such award solely to the extent required or permitted by any Company Benefit Plan as in effect on the date hereof); (iv) directly or indirectly acquire, repurchase or redeem any securities, except for transactions between the Company and any of its direct or indirect wholly owned Subsidiaries and except pursuant to net settlements or exercises of outstanding Company Options or Company Restricted Shares in satisfaction of the exercise price and/or tax withholding relating to such award solely to the extent required or permitted by any Company Benefit Plan as in effect on the date hereof); (v) declare, set aside, establish a record date for, authorize or pay any dividend or other distribution payable in cash, stock or property (or any combination thereof) with respect to the Capital Stock of the Company or any of its Subsidiaries, or make any other actual, constructive deemed distribution in respect of such Capital Stock (except cash dividends or other distributions paid by any direct or indirect wholly-owned Subsidiary of the Company to the Company or to any other direct or indirect wholly- owned Subsidiary of the Company); (vi) make any acquisition (whether by merger, consolidation, or acquisition of stock or assets or otherwise) of any interest in any Person or any division or assets thereof (other than inventory in the ordinary course of business or capital expenditures pursuant to the budget set forth in Section 5.1(b)(vi) of the Company Disclosure Letter); (vii) acquire, or agree to acquire, fee ownership (or its jurisdictional equivalent) of any real property, or amend, modify, waive, or terminate any Real Property Lease, or enter into any Real Property Lease; (viii) enter into any understanding, arrangement or Contract with respect to the voting or registration of the shares of the Company’s or its Subsidiaries’ Capital Stock; (ix) enter any new line of business outside of its existing business as of the date hereof; (x) sell, transfer, lease, license or otherwise dispose of (whether by merger, consolidation or acquisition of stock or assets or otherwise), any corporation, partnership

30 or other business organization or division thereof or any property or assets (including any Company Intellectual Property) of the Company or its Subsidiaries outside the ordinary course of business, consistent with past practice; (xi) other than the Company Shareholders Meeting, convene any special meeting (or any adjournment thereof) of the Company Shareholders; (xii) make any loans, advances or capital contributions to or investments in any Person (other than the Company or any direct or indirect wholly-owned Subsidiary of the Company) other than loans, advances, capital contributions or investments pursuant to Contracts in effect as of the date of this Agreement in accordance with their terms as of the date hereof as disclosed on Section 5.1(b)(xii) of the Company Disclosure Letter. (xiii) (A) incur, assume, suffer or modify the terms of any Indebtedness or issue any debt securities, other than (1) trade payables incurred in the ordinary course of business consistent with past practice, and (2) Indebtedness under the Company’s existing credit facilities in an amount that does not exceed $1,000,000, (B) assume, guarantee, endorse or otherwise become liable or responsible (whether directly, contingently or otherwise) for the obligations of any other Person, except with respect to obligations of wholly owned Subsidiaries of the Company or (C) mortgage, pledge or otherwise encumber any assets, tangible or intangible, or create or suffer to exist any Lien thereon (other than Permitted Liens) in an amount that does not exceed $500,000 individually or in the aggregate; (xiv) settle, release, assign, waive or compromise any pending or threatened Action against the Company or any of its Subsidiaries other than settlements or compromises for any Action that is reflected or reserved against in the Audited Company Balance Sheet; (xv) transfer, lease, license, sell, mortgage, pledge, dispose of, or encumber any of its material assets, other than (A) sale of inventory in the ordinary course of business, consistent with past practice, (B) dispositions of assets no longer used in the operation of the business, (C) sales that are not material to the Company or (D) factoring of accounts receivable; (xvi) enter into or adopt any “poison pill” or similar stockholder rights plan; (xvii) except as required by any existing agreements, any Company Benefit Plan, or applicable Law, (A) increase the compensation or other benefits payable or provided to the Company’s directors or executive officers or any other employee of the Company and its Subsidiaries whose base salary is greater than $50,000 per annum; (B) except in the ordinary course of business consistent with past practice, increase the compensation or other benefits payable or provided to employees of the Company and its Subsidiaries that are not described in clause (A); (C) except in the ordinary course of business, establish, adopt, enter into or materially amend any Company Benefit Plan or plan, agreement or arrangement that would have been a Company Benefit Plan had it been in effect on the date hereof, other than adopting any amendments required by Law or to maintain the Tax qualified or registered status of any Company Benefit Plan; provided, that, in any case, the Company shall not establish or adopt any change in control, transaction bonus, equity or equity-based, retirement or severance plan, program or arrangement and severance arrangements for new hires consistent with those of

31 Company employees holding a similar position); or (D) terminate the employment of any employee whose base salary is greater than $100,000, other than for cause or hire any employee whose base salary is greater than $100,000; (xviii) (A) incur, authorize or commit to incur any capital expenditures other than consistent with the capital expenditure budget set forth in Section 5.1(b)(xviii) of the Company Disclosure Letter; (B) enter into, modify, amend, extend, fail to perform the terms of or terminate any (1) Contract which if entered into prior to the date hereof would be a Material Contract if it had been in effect as of the date hereof; or (2) Material Contract; (C) engage in any transaction with, or enter into any agreement, arrangement or understanding with, any Affiliate of the Company or other Person covered by Item 404 of Regulation S-K promulgated by the SEC that would be required to be disclosed pursuant to Item 404; (D) effectuate a “plant closing” or “mass layoff” (each as defined in WARN); or (E) waive, release, grant or transfer any right of material value; (xix) adopt or enter into a plan or agreement of complete or partial liquidation, dissolution, merger, amalgamation, consolidation or other reorganization of the Company or any of its Subsidiaries (other than the Merger). (xx) except as may be required by a change in GAAP, make any change in its financial accounting principles, policies, or practices; (xxi) make or change any material Tax election, change any material annual Tax accounting period, adopt or change any material method of Tax accounting, amend any Tax Returns or settle any material Tax claim; or (xxii) agree, resolve, authorize or commit, in writing or otherwise, to do or take any of the actions prohibited by this Section 5.1(b). Section 5.2. Proxy Statement and Other Required SEC Filings. (a) Promptly after the execution of this Agreement (and in any event within twenty (20) Business Days after the date of this Agreement), the Company will prepare (with Parent’s reasonable cooperation) and file with the SEC the Proxy Statement to be sent to the Company Shareholders in connection with the Company Shareholders Meeting. The Company will not file the Proxy Statement with the SEC without first providing Parent and its counsel a reasonable opportunity to review and comment thereon, and the Company will give due consideration to, and consider in good faith, all reasonable additions, deletions or changes suggested by Parent or its counsel. Subject to Section 5.5 and unless there has been a Change of Recommendation, the Company will (A) include the Company Recommendation in the Proxy Statement, (B) use its reasonable best efforts to solicit proxies to obtain the Requisite Company Vote and (C) take all other action reasonably necessary or advisable to secure the Requisite Company Vote. The Company will use its reasonable best efforts to resolve all SEC comments, if any, with respect to the Proxy Statement as promptly as practicable after the receipt thereof. Promptly (but in any event no more than ten (10) Business Days) following the (1) confirmation by the SEC that it has no further comments or (2) if applicable, expiration of the 10-day waiting period contemplated by Rule 14a-6(a) promulgated under the Exchange Act, the Company will cause the Proxy Statement in definitive form to be mailed to the Company Shareholders as of the record date established for the Company Shareholders Meeting.

32 (b) Each of the Company, Parent and Merger Sub will furnish all information concerning such Person and its Affiliates to the other, and provide such other assistance, as may be reasonably requested by such other party hereto to be included therein and will otherwise reasonably assist and cooperate with the other in the preparation, filing and distribution of the Proxy Statement and the resolution of any comments received from the SEC. (c) The Company will notify Parent promptly (and in any event within 24 hours) of the receipt of any comments, whether written or oral, from the SEC and of any request by the SEC for amendments or supplements to the Proxy Statement, any Other Required Company Filing or any Other Required Parent Filing, or for additional information, and will supply Parent with copies of all correspondence between it or any of its Representatives, on the one hand, and the SEC, on the other hand, with respect to such filings. (d) Except in connection with a Change of Recommendation or thereafter, no amendment or supplement to the Proxy Statement will be made by the Company without the approval of Parent, which approval will not be unreasonably withheld, conditioned or delayed. (e) If the Company determines that it is required to file any document other than the Proxy Statement with the SEC in connection with the Merger pursuant to applicable Law (such document, as amended or supplemented, an “Other Required Company Filing”), then the Company will use its reasonable best efforts to promptly prepare and file such Other Required Company Filing with the SEC; provided, for the avoidance of doubt, none of the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2017 nor any Quarterly Reports on Form 10-Q for quarterly periods ending in 2018 shall be deemed an “Other Required Company Filing” for purposes of this Agreement and shall not be subject to Parent’s prior review and comment. The Company will use its reasonable best efforts to cause the Proxy Statement and any Other Required Company Filing to comply as to form in all material respects with the applicable requirements of the Exchange Act and the rules of the SEC and NASDAQ. Except in connection with a Change of Recommendation or thereafter, the Company may not file any Other Required Company Filing with the SEC without first providing Parent and its counsel a reasonable opportunity to review and comment thereon, and the Company will give due consideration to, and will consider in good faith, all reasonable additions, deletions or changes suggested by Parent or its counsel. (f) On the date of filing, the date of mailing to the Company Shareholders (if applicable) and at the time of the Company Shareholders Meeting, neither the Proxy Statement nor any Other Required Company Filing will contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. Notwithstanding the foregoing, no covenant is made by the Company with respect to any information supplied by Parent, Merger Sub or any of their Affiliates for inclusion or incorporation by reference in the Proxy Statement or any Other Required Company Filing. The information supplied by the Company for inclusion or incorporation by reference in the Proxy Statement or any Other Required Company Filings will not, at the time that such Proxy Statement or Other Required Company Filing is filed with the SEC, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. The information supplied by Parent, Merger Sub and their respective Affiliates for inclusion or incorporation by reference in the Proxy Statement or any Other Required Company Filing will not, at the time that the Proxy Statement or such Other Required Company Filing is filed with the SEC, contain any untrue statement of a material fact or omit to state any material

33 fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. For the avoidance of doubt, no covenant is made by Parent or Merger Sub with respect to any information supplied by the Company for inclusion or incorporation by reference in any document that Parent or Merger Sub determines that it is required to file with the SEC as a result of the Merger or the Company Shareholders Meeting pursuant to applicable law (an “Other Required Parent Filing”). Section 5.3. Company Shareholders Meeting. Subject to Section 5.5, the Company shall take all necessary actions in accordance with applicable Law, the organizational documents of the Company and the applicable rules of the NASDAQ to establish a record date for, duly call, give notice of, convene and hold the Company Shareholders Meeting as promptly as reasonably practicable after confirmation by the SEC that the SEC has no further comments on the Proxy Statement, for the purpose of (i) voting on the approval and adoption of this Agreement and the Merger, which such Company Shareholders Meeting shall be held on a date selected by the Company in consultation with Parent and (ii) in accordance with Section 14A of the Exchange Act, seeking advisory approval of a proposal in connection with a non- binding, advisory vote to approve certain compensation that may become payable to the Company’s named executive officers in connection with the consummation of the Merger. The Company shall cause the Proxy Statement to be mailed to the Company Shareholders entitled to vote at the Company Shareholders Meeting, and comply with all legal requirements applicable to the Proxy Statement and the Company Shareholders Meeting. Subject to Section 5.5, the Company shall use its reasonable best efforts to submit this Agreement for adoption by the Company Shareholders at the Company Shareholders Meeting and obtain the Requisite Company Vote. Notwithstanding anything to the contrary contained in this Agreement, the Company may adjourn, recess, reconvene or postpone the Company Shareholders Meeting if (x) after consultation with Parent, the Company Board (or a committee thereof) has determined in good faith (after consultation with outside legal counsel) that it is required by applicable Law to postpone or adjourn the Company Shareholders Meeting to ensure that any required supplement or amendment to the Proxy Statement is provided to the Company Shareholders within a reasonable amount of time in advance of the Company Shareholders Meeting or (y) after consultation with Parent, if as of the time for which the Company Shareholders Meeting is originally scheduled (as set forth in the Proxy Statement) there are insufficient Company Common Shares present (either in person or by proxy) to constitute a quorum necessary to conduct the business of the Company Shareholders Meeting. Notwithstanding the foregoing, without the prior written consent of Parent, the Company Shareholders Meeting will not be postponed or adjourned with respect to clause (y) of this Section 5.3, by more than 30 calendar days after the date on which the Company Shareholders Meeting was (or was required to be) originally scheduled. Section 5.4. Access; Confidentiality. (a) Subject to compliance with applicable Laws, the Company shall, and shall cause its Subsidiaries, and its and its Subsidiaries’ respective officers, directors, employees and representatives to, afford to Parent and Merger Sub and their respective Affiliates, officers, employees, accountants, consultants, legal counsel, financial advisors and agents and other representatives (collectively, “Parent Representatives”), upon written request, reasonable access during normal business hours, during the period prior to the earlier of the Effective Time and the Termination Date, to the Company’s and its Subsidiaries’ officers and employees, properties, Contracts, facilities, tax records, books and records. The foregoing notwithstanding, the Company shall not be required to afford such access if it (i) would unreasonably disrupt the operations of the Company or any of its Subsidiaries, (ii) would violate any of the Company’s or its Subsidiaries’ obligations under any Contract with respect to confidentiality that was entered into prior to the date of this Agreement so long as the Company shall have used reasonable efforts to obtain the consent of the counterparty in such Contract to such access or disclosure, (iii) is

34 subject to any attorney-client privilege to the Company or any of its Subsidiaries (so long as the Company uses its reasonable best efforts to allow for such access or disclosure to the maximum extent that does not result in a loss of such privilege, or (iv) reasonably be expected to result in a violation of any applicable Law. (b) Parent hereby agrees that all information provided to it, Merger Sub or any Parent Representatives in connection with this Agreement and the consummation of the Transactions shall be deemed to be Evaluation Material, as such term is used in, and shall be treated in accordance with the non-disclosure agreement, dated as of November 6, 2017, between the Company and GP Investments, Ltd. (the “Confidentiality Agreement”). Section 5.5. Acquisition Proposals. (a) Except as expressly permitted by this Section 5.5, promptly following the date of this Agreement (i) the Company shall immediately cease and cause to be terminated any activities, discussions or negotiations with, and terminate any data room access (or other access to diligence) of, any Person and its directors, officers, Affiliates, employees, investment bankers, attorneys, accountants and other advisors, agents or representatives (collectively, “Representatives”) relating to an Acquisition Transaction and (ii) the Company will request that each Person (other than Parent and its Representatives) that has, prior to the date of this Agreement, executed a confidentiality agreement in connection with its consideration of acquiring the Company to, in accordance with the terms of such confidentiality agreement, promptly return or destroy all non-public information furnished to such Person by or on behalf of the Company or its Subsidiaries prior to the date of this Agreement. Except as expressly permitted by this Section 5.5, from the date of this Agreement until the Effective Time or, if earlier, the termination of this Agreement in accordance with Article VII, the Company and its Subsidiaries shall not, and the Company shall direct and cause its Representatives not to, directly or indirectly, (i) initiate, solicit, propose, or knowingly encourage, facilitate or assist, any inquiry or the making of any proposal or offer that constitutes, or is reasonably expected to lead to, an Acquisition Proposal, (ii) engage in, enter into, continue or otherwise participate in any discussions or negotiations with any Person with respect to, or provide any non-public information or data concerning the Company or its Subsidiaries or afford access to the business, properties, assets, books, records or any personnel of the Company or any of its Subsidiaries (other than Parent, Merger Sub or any of their respective designees) relating to, an Acquisition Proposal, (iii) approve, endorse or recommend any proposal that constitutes, or is reasonably expected to lead to, an Acquisition Proposal or (iv) enter into any acquisition agreement, merger agreement or similar definitive agreement, or any letter of intent, memorandum of understanding or agreement in principle, or any other agreement relating to an Acquisition Proposal (an “Alternative Acquisition Agreement”). (b) Notwithstanding anything to the contrary contained herein, from the date of this Agreement until the Company’s receipt of the Requisite Company Vote, if the Company receives a bona fide unsolicited Acquisition Proposal from any Person that was not received as a result of a breach of Section 5.5(a), the Company and its Representatives may contact such Person to clarify the terms and conditions thereof and (i) the Company and its Representatives may provide information (including any non-public information) regarding, and afford access to the business, properties, assets, books, records and personnel of, the Company and its Subsidiaries to such Person pursuant to an executed confidentiality agreement containing terms as to confidentiality that are no less favorable to the Company in the aggregate than those contained in the Confidentiality Agreement (an “Acceptable Confidentiality Agreement”); provided that the Company shall (x) promptly (but in any event within 24 hours) notify Parent of the receipt of any

35 Acquisition Proposal, the identity of the Person making such Acquisition Proposal and the material terms of such Acquisition Proposal, and deliver to Parent unredacted copies of any documents received in connection with such Acquisition Proposal, (y) promptly (but in any event within 24 hours) notify Parent of any material developments with respect to such Acquisition Proposal, and (z) contemporaneously make available to Parent and Merger Sub any confidential information concerning the Company or its Subsidiaries that is provided to any Person given such access that was not previously made available to Parent or Merger Sub and (ii) following the execution of an Acceptable Confidentiality Agreement, the Company and its Representatives may engage in, enter into, continue or otherwise participate in any discussions or negotiations with such Person with respect to such Acquisition Proposal, if and only to the extent that prior to taking any action described in clauses (i) or (ii) above, the Company Board determines in good faith (after consultation with its financial advisor and outside legal counsel) that such Acquisition Proposal either constitutes a Superior Proposal or would reasonably be expected to result in a Superior Proposal and that the failure to take the actions contemplated by this Section 5.5(b) would be inconsistent with its fiduciary duties pursuant to applicable Law. (c) Except as set forth in this Section 5.5(c), following the date of this Agreement the Company Board shall not (i) change, withhold, withdraw, qualify, amend or modify (or publicly propose or resolve to change, withhold, withdraw, qualify, amend or modify), in a manner adverse to Parent or Merger Sub, the Company Recommendation, (ii) fail to include the Company Recommendation in the Proxy Statement, (iii) approve or recommend, or publicly propose to approve or recommend to the Company Shareholders, an Acquisition Proposal, (iv) fail to publicly reaffirm the Company Recommendation within 10 Business Days of the occurrence of a material event or development and after Parent so requests in writing (or, if the Company Shareholders Meeting is scheduled to be held within 10 Business Days, then within one Business Day after Parent so requests in writing), or (v) if a tender offer or exchange offer for shares of Capital Stock of the Company that constitutes an Acquisition Proposal is commenced, fail to recommend against acceptance of such tender offer or exchange offer by the Company Shareholders (including, for these purposes, by disclosing that it is taking no position with respect to the acceptance of such tender offer or exchange offer by its shareholders, which shall constitute a failure to recommend against acceptance of such tender offer or exchange offer, provided that a customary “stop, look and listen” communication by the Company Board pursuant to Rule 14d-9(f) promulgated under the Exchange Act shall not be prohibited), within ten (10) Business Days after commencement thereof (any of the foregoing, a “Change of Recommendation”), or authorize, adopt, approve or propose to authorize, adopt or approve, an Acquisition Proposal, or cause or permit the Company to enter into any Alternative Acquisition Agreement. Notwithstanding anything to the contrary set forth in this Agreement, the Company Board may (A) effect a Change of Recommendation if the Company Board determines in good faith (after consultation with its outside legal counsel) that, (x) as a result of a development or Effect that occurs or arises after the execution and delivery of this Agreement (other than a Superior Proposal or Effect that otherwise relates to an Acquisition Proposal) that was not known to, or reasonably foreseeable by, the Company Board prior to the execution and delivery of this Agreement (an “Intervening Event”), and (y) failure to take such action would be inconsistent with the directors’ fiduciary duties under applicable Law or (B) if the Company receives a bona fide Acquisition Proposal that the Company Board determines in good faith (after consultation with its financial advisor and outside legal counsel) constitutes a Superior Proposal and that the failure to do so would reasonably be expected to be inconsistent with its fiduciary duties pursuant to applicable Law, terminate this Agreement pursuant to Section 7.4(a) and enter into, the Alternative Acquisition Agreement associated with such Superior Proposal; provided, however, that:

36 (i) the Company Board may only take the actions described in the foregoing clause (A) if: (1) the Company shall have provided prior written notice to Parent of the Company Board’s intention to take such actions at least three (3) Business Days in advance of taking such action, which notice shall describe the Intervening Event in reasonable detail; (2) after providing such notice and prior to taking such actions, the Company shall have, and shall have caused its Representatives to, negotiate with Parent in good faith (to the extent Parent desires to negotiate) during such three (3) Business Day period, to make such adjustments in the terms and conditions of this Agreement that would cause the Company Board to no longer believe that it would be inconsistent with the directors’ fiduciary duties under applicable Law not to effect the Change of Recommendation, and by 5:00 PM Eastern Time on the last Business Day of such three (3) Business Day and the Company Board shall have determined in good faith after consultation with outside counsel, that it would continue to reasonably be expected to be inconsistent with the directors’ fiduciary duties under applicable Law not to effect the Change of Recommendation, if such changes offered in writing by Parent were given effect; and (ii) the Company Board may only take the actions described in the foregoing clause (B) if: (1) the Company shall have provided prior written notice to Parent of the Company Board’s intention to take such actions at least three (3) Business Days in advance of taking such action (or two (2) Business Days in the case of any material modification of a Superior Proposal that is the subject of a prior notification under this clause), which notice shall specify, as applicable, the material terms of the Acquisition Proposal received by the Company that could reasonably result in a Superior Proposal, including a copy of the most current version of the relevant proposed transaction agreements with, and the identity of, the party making the Acquisition Proposal and other material documents (including any financing commitments with respect to such Acquisition Proposal); (2) after providing such notice and prior to taking such actions, the Company shall have, and shall have caused its Representatives to, negotiate with Parent in good faith (to the extent Parent desires to negotiate) during such three (3) Business Day or two (2) Business Day period, as the case may be, to make such adjustments in the terms and conditions of this Agreement as would cause the Company Board to no longer believe that it would reasonably be expected to be inconsistent with the directors’ fiduciary duties under applicable Law not to effect the Change of Recommendation; (3) the Company Board shall have considered in good faith any changes to this Agreement or other arrangements that may be offered in writing by Parent by 5:00 PM Eastern Time on the last Business Day of such three (3) Business Day or two (2) Business Day period, as the case may be, and shall have determined in good faith, after consultation with outside counsel and its financial advisors, that (i) Parent has not made an offer that is at least as favorable, taken as a whole, to the Company Shareholders as such Acquisition Proposal and (ii) the bona fide Acquisition Proposal received by the Company would continue to constitute a Superior Proposal, in each case, if such changes offered in writing by Parent were given effect; and

37 (4) the Company pays the Company Termination Fee in accordance with procedures set forth in Section 7.6. (d) Nothing contained in this Section 5.5 shall be deemed to prohibit the Company, the Company Board or any committee of the Company Board from (i) complying with its disclosure obligations under U.S. federal or state Law with regard to an Acquisition Proposal, including taking and disclosing to its shareholders a position contemplated by Rule 14d-9 or Rule 14e-2(a) under the Exchange Act (or any similar communication to shareholders), or (ii) making any “stop-look-and-listen” communication to the Company Shareholders under the Exchange Act (or any similar communications to the Company Shareholders) within ten (10) Business Days after commencement of any tender offer; provided, however, that any such disclosure or communication that constitutes or contains a Change of Recommendation shall be subject to the provisions of Section 5.5(c). (e) The Company agrees that any action taken by a Representative of the Company at the direction of the Company (other than an employee or consultant of the Company who is not an executive or other officer of the Company and was not otherwise directed to take such action by the Company) that, if taken by the Company, would constitute a material breach of this Section 5.5 will be deemed to constitute a breach by the Company of this Section 5.5. (f) As used in this Agreement, “Acquisition Proposal” shall mean any inquiry, proposal or offer made by any Person (other than the Parent or Merger Sub) for (i) a merger, share exchange, consolidation, business combination, recapitalization or similar transaction involving the Company (other than the Merger), (ii) the direct or indirect acquisition by any Person of twenty percent (20%) or more of the assets of the Company and its Subsidiaries, on a consolidated basis, or (iii) the direct or indirect acquisition by any Person of twenty percent (20%) or more of the voting power of the outstanding Company Common Shares, including any tender offer or exchange offer that if consummated would result in any Person beneficially owning twenty percent (20%) or more of the voting power of the outstanding Company Common Shares. (g) As used in this Agreement, “Superior Proposal” means any bona fide written Acquisition Proposal (with the percentages set forth in the definition of such term, to the extent applicable, changed from 20% to 50%) that did not result from a breach of this Section 5.5 and that the Company Board has determined in its good faith judgment (after consultation with outside legal counsel and its financial advisor) would, if consummated, be more favorable, from a financial point of view, to the Company Shareholders (in their capacity as such) than the Merger, taking into account among other things all of the terms and conditions of such Acquisition Proposal (including the financing, likelihood and timing of consummation of the transaction contemplated by such Acquisition Proposal) and this Agreement (including any changes to the terms of this Agreement committed to by Parent to the Company in writing in response to such Acquisition Proposal under the provisions of Section 5.5(c)). Section 5.6. Employee Matters. (a) For a period of one year following the Effective Time (but not beyond the termination of the applicable individual’s employment with the Company and its Subsidiaries), Parent shall provide, or shall cause to be provided, to each individual that is an employee of the Company or its Subsidiaries immediately prior to the Effective Time (each, a “Continuing Employee”), (i) a base salary or hourly wage and bonus opportunities (excluding for such purposes any equity-based compensation, change in control payments, or retention or similar

38 payments) that are at least equal to those that were provided to such Continuing Employee immediately prior to the Effective Time and (ii) employee benefits (excluding for such purposes any equity-based compensation, change in control payments, or retention or similar payments) that are at least as favorable in the aggregate, to either (A) the compensation and benefits that were provided to such employee immediately prior to the Effective Time and (B) the compensation and benefits that are provided to an employee of Parent or an affiliate thereof (other than the Surviving Corporation and its Subsidiaries) in a similar position. Without limiting the generality of the foregoing, in the event that the employment of any Continuing Employee is terminated during the one-year period following the Effective Time, Parent shall provide, or shall cause the Surviving Corporation and its Subsidiaries to provide, to such Continuing Employee severance benefits that are no less favorable than the severance benefits to which such Continuing Employee would have been entitled under the applicable Company Benefit Plan disclosed on Section 5.6 of the Company Disclosure Letter as in effect immediately prior to the Effective Time. (b) Without limiting the generality of Section 5.6(a), for all purposes (including purposes of vesting, eligibility to participate, and level of benefits) under the employee benefit plans of Parent and its Affiliates providing benefits to any Continuing Employee after the Effective Time (the “New Plans”), each Continuing Employee shall be credited with his or her years of service with the Company and its Subsidiaries and their respective predecessors, provided that the foregoing shall not apply to the extent that its application would result in a duplication of benefits. In addition, and without limiting the generality of the foregoing, (i) each Continuing Employee shall be immediately eligible to participate, without any waiting time, in any and all New Plans to the extent coverage under such New Plan replaces coverage under a similar Company Benefit Plan in which such Continuing Employee participated, and (ii) for purposes of each New Plan providing medical, dental, pharmaceutical, vision, disability and/or life benefits to any Continuing Employee (or his or her covered dependents) (collectively, the “Parent Welfare Plans”), Parent shall use commercially reasonable efforts to (A) cause all pre- existing condition exclusions and limitations, waiting requirements and actively-at-work requirements of such Parent Welfare Plan to be waived for such Continuing Employee and his or her covered dependents, and (B) cause all eligible expenses incurred by such Continuing Employee and his or her covered dependents under the corresponding Company Benefit Plan during the portion of the plan year of such Company Benefit Plan ending on the date such Continuing Employee’s participation in the corresponding Parent Welfare Plan begins (such initial plan year of participation, the “Initial Year of Participation”) to be credited under such Parent Welfare Plan for purposes of satisfying all deductible, copayment, coinsurance and maximum out-of-pocket requirements applicable to such Continuing Employee and his or her covered dependents for the Initial Year of Participation as if such amounts had been paid in accordance with such Parent Welfare Plan. (c) Parent hereby acknowledges that a “change of control,” “change in control,” “approved sale” or similar phrase within the meaning of the Company Benefit Plans, will occur at or prior to the Effective Time, as applicable. (d) From and after the Effective Time, the Company and its Subsidiaries shall, and Parent shall cause the Surviving Corporation and its Subsidiaries to, honor all Company Benefit Plans in accordance with their terms, provided that nothing herein shall be construed as prohibiting the amendment or termination of any of the foregoing in accordance with its terms. (e) It is expressly acknowledged, understood and agreed that nothing in Sections 5.6(a)-(d) or otherwise contained in this Agreement is intended to or does or shall

39 constitute an amendment to or establishment of any Company Benefit Plan, New Plans or any employee benefit or other plan or, subject to the express provisions of this Section 5.6, shall prevent the amendment or termination of any such plan. Nothing in this Section 5.6 shall be deemed to (i) be a guarantee to any Continuing Employee of employment or, without limiting the express provisions of this Section 5.6, any specific term or condition of employment, (ii) create any right or benefit in any person other than the signatories of this Agreement, or (iii) preclude the ability of Parent or the Surviving Corporation to terminate the employment of any Continuing Employee. Section 5.7. Efforts; Consents and Approvals. (a) Subject to the terms and conditions set forth in this Agreement, each of the parties hereto shall use its best efforts to take, or cause to be taken, all actions, and to do, or cause to be done, and to assist and cooperate with the other parties in doing, all things necessary, proper or advisable under applicable Laws and regulations or otherwise to consummate and make effective the Transactions as promptly as practicable, including (i) causing the conditions to the Merger set forth in Article VI to be satisfied, (ii) the obtaining of all necessary actions or nonactions, waivers, consents, clearances, approvals, and expirations or terminations of waiting periods, including the Company Approvals and the Parent Approvals, from Governmental Entities and the making of all necessary registrations, declarations and filings and the taking of all steps as may be necessary to obtain an approval, clearance or waiver from, or to avoid an action or proceeding by, any Governmental Entity (all of the foregoing, collectively, the “Governmental Consents”), (iii) the obtaining of all necessary consents, approvals or waivers from, and delivering of all necessary notifications to, third parties (including pursuant to any Material Contracts and Real Property Leases so as to seek to maintain and preserve the benefits to the Surviving Corporation of such Material Contracts and Real Property Leases as of and following the consummation of the Transactions), (iv) the defending of any lawsuits or other Actions, whether judicial or administrative, challenging this Agreement or the consummation of the Transactions and (v) the execution and delivery of any additional instruments reasonably necessary to consummate the Transactions; provided that in no event shall the Company or any of its Subsidiaries be required to pay prior to the Effective Time any fee, penalty or other consideration to any third party for any consent or approval required for the consummation of the Transactions under any contract or agreement. (b) Subject to the terms and conditions herein provided and without limiting the foregoing, the Company and Parent shall cooperate with each other in (i) determining whether any filings are required to be made with, or Governmental Consents are required to be obtained from, any Governmental Entities (including in any foreign jurisdiction in which the Company or its Subsidiaries are operating any business) and (ii) to the extent not made prior to the date hereof, timely making or causing to be made all such applications and filings as reasonably determined by Parent and the Company as promptly as practicable. Each party shall supply as promptly as practicable such information, documentation, other material or testimony that may be requested by any Governmental Entity, any other Governmental Consent and any such other applicable Laws for additional information, documents or other materials received by Parent or the Company or any of their respective Subsidiaries from the Federal Trade Commission or the Department of Justice, or any other Governmental Entity in connection with such applications or filings or the Merger. (c) The Company hereby agrees that from the date of this Agreement through the Closing, the Company shall remain in compliance with the terms and conditions contained in the Credit Agreement (as may be further amended), and shall not permit to occur or suffer to exist an

40 Event of Default (as defined in the Credit Agreement), including as a result of entering into this Agreement or the consummation of the Transactions, in each case that is not waived by the lenders pursuant to the Credit Agreement prior to the Closing. Section 5.8. Takeover Statute. Each of the Company, the Company Board, Parent and Merger Sub will use their reasonable best efforts to ensure that no Takeover Statute is or becomes applicable to the Transaction. If any Takeover Statute is or may become applicable to the Transactions after the date of this Agreement, the Company and the Company Board shall each use its reasonable best efforts to grant such approvals and take such actions as are reasonably necessary so that the Transactions may be consummated as promptly as practicable on the terms contemplated by this Agreement and otherwise act to eliminate or minimize, to the extent possible, the effects of such Takeover Statute on the Transactions. Section 5.9. Notification of Certain Matters. At all times during the period commencing with the execution and delivery of this Agreement and continuing until the earlier to occur of the (1) termination of this Agreement pursuant to Article VII and (2) the Effective Time, (A) the Company shall give prompt notice to Parent and Merger Sub, and Parent and Merger Sub shall give prompt notice to the Company, of (a) any notice or other communication received by such party from any Governmental Entity in connection with this Agreement or the Merger, or from any Person alleging that the consent of such Person is or may be required in connection with the Transactions, if the subject matter of such communication or the failure of such party to obtain such consent could be material to the Company, the Surviving Corporation or Parent and (b) any Transaction Litigation, (B) the Company shall give prompt notice to Parent and Merger Sub of (i) any change, condition, circumstance or event (including any renewal, termination, or amendment of, or any proposed modification to, any Material Contract) that results or could reasonably be expected to result in the Company failing to comply with or satisfy any covenant, condition or agreement (including any condition set forth in Article VI); or (ii) the discovery of any fact or circumstance that, or the occurrence or non-occurrence of any event which, would cause or result in any of the conditions to the Merger set forth in Article VI not being satisfied or satisfaction of those conditions being materially delayed and (C) Parent will give prompt notice to the Company upon becoming aware that any representation or warranty made by Parent or Merger Sub in this Agreement has become untrue or inaccurate in any material respect, or of any failure by Parent or Merger Sub to comply with or satisfy in any material respect any covenant, condition or agreement to be complied with or satisfied by it pursuant to this Agreement, in each case if and only to the extent that such untruth, inaccuracy or failure would reasonably be expected to cause any of the conditions to the obligations of the Company to consummate the Merger set forth in Section 6.3(a) or Section 6.3(b) to fail to be satisfied at the Closing. No notification under this Section 5.9 will affect or be deemed to modify any representation or warranty of Parent, Merger Sub or the Company set forth in this Agreement or the conditions to the obligations of the parties hereto to consummate the Merger or the remedies available to the parties hereto under this Agreement. The terms and conditions of the Confidentiality Agreement apply to any information provided to Parent, Merger Sub or Company, as applicable, pursuant to this Section 5.9. Section 5.10. Public Announcements. Parent and the Company agree to issue a joint press release announcing this Agreement that is reasonably acceptable to the Company and Parent. Thereafter, the Company, one the one hand, and Parent and Merger Sub, on the other hand, will use their respective reasonable best efforts to consult with and provide each other the opportunity to review and comment upon any press release or other public statement or comment, prior to the issuance of such press release or other public statement or comment relating to this Agreement or the Transactions, and shall not issue any such press release or other public statement or comment prior to such consultation except as may be required by applicable Law or by obligations imposed by any national securities exchange or as may be requested by a Governmental Entity; provided, that the restrictions in this Section 5.10 shall not apply to any Company communication regarding an Acquisition Proposal or a Change of Recommendation

41 (subject to any applicable terms of Section 5.5). Notwithstanding the foregoing, Parent, Merger Sub, and their respective Affiliates may provide ordinary course communications regarding this Agreement and the Transactions to existing or prospective general or limited partners, equity holders, members, managers and investors of such Person. Section 5.11. Indemnification and Insurance. (a) The Surviving Corporation, Parent and Merger Sub agree that all rights to exculpation, indemnification and advancement of expenses now existing in favor of the current or former directors or officers, as the case may be, of the Company or its Subsidiaries as provided in their respective Articles of incorporation or code of regulations or other organizational documents or in any agreement with the Company or any of its Subsidiaries set forth on Section 5.11(a) of the Company Disclosure Letter and provided to Parent prior to the date hereof, and such obligations shall survive the Merger and shall continue in full force and effect. For a period of six (6) years from the Effective Time, the Surviving Corporation shall maintain in effect the exculpation, indemnification and advancement of expenses provisions of the Company’s and any of its Subsidiaries’ Articles of incorporation and code of regulations or similar organizational documents as in effect immediately prior to the Effective Time or in any indemnification agreements of the Company or its Subsidiaries with any of their respective directors or officers as in effect immediately prior to the Effective Time set forth on Section 5.11(a) of the Company Disclosure Letter and provided to Parent prior to the date hereof, and shall not amend, repeal or otherwise modify any such provisions in any manner that would adversely affect the rights thereunder of any individuals who at the Effective Time were current or former directors or officers of the Company or any of its Subsidiaries. From and after the Effective Time, Parent shall assume, be jointly and severally liable for, and honor, guaranty and stand surety for, and shall cause the Surviving Corporation and its Subsidiaries to honor, in accordance with their respective terms, each of the covenants contained in this Section 5.11. (b) For a period of six (6) years from and after the Effective Time, each of Parent and the Surviving Corporation shall, to the fullest extent permitted under applicable Law, indemnify and hold harmless (and advance funds in respect of each of the Indemnified Parties) each current and former director or officer of the Company or any of its Subsidiaries (each, together with such Person’s heirs, executors or administrators, an “Indemnified Party”) against any reasonable and documented costs or expenses (including advancing reasonable attorneys’ fees and expenses), judgments, fines, losses, claims, damages, liabilities and amounts paid in settlement (collectively, “Losses”) in connection with any actual or threatened claim, action, suit, litigation, proceeding or investigation, whether civil, criminal, administrative or investigative, brought by or pending before any Governmental Entity (an “Action”), arising out of, relating to or in connection with any action or omission occurring or alleged to have occurred whether before, at or after the Effective Time in connection with such Indemnified Party’s service as a director or officer of the Company or any of its Subsidiaries (or acts or omissions in connection with such Indemnified Party’s service as officer or director of the Company or any of its Subsidiaries), including, without limitation, an Action arising in whole or in part out of, or pertaining to this Agreement or any of the Transactions, whether in any case asserted or arising before or after the Effective Time. In the event of any such Action, (A) the Surviving Corporation will have the right to control the defense thereof after the Effective Time, (B) each Indemnified Party will be entitled to retain his or her own counsel (the reasonable and documented fees and expenses of which will be paid by the Surviving Corporation), whether or not the Surviving Corporation elects to control the defense of any such Action, (C) upon receipt of an undertaking to repay such advances if it is ultimately determined that such Indemnified Party is not entitled to indemnification, the Surviving Corporation will advance all fees and expenses (including

42 reasonable attorneys’ fees and expenses) as incurred by an Indemnified Party in the defense of such Action, whether or not the Surviving Corporation elects to control the defense of any such Action, (D) no Indemnified Party will be liable for any settlement of such Action effected without his or her prior written consent (unless such settlement relates only to monetary damages for which the Surviving Corporation is entirely responsible). (c) For a period of six (6) years from the Effective Time, the Surviving Corporation shall (and Parent shall cause the Surviving Corporation to) maintain in effect the current policies of directors’ and officers’ liability insurance and fiduciary liability insurance maintained by the Company and its Subsidiaries with respect to matters arising on or before the Effective Time. In satisfying its obligations pursuant to this Section 5.11(c), the Surviving Corporation will not be obligated to pay annual premiums in excess of 250% of the amount paid by the Company for coverage for its last full fiscal year (such 250% amount, the “Maximum Annual Premium”). If the annual premiums of such insurance coverage exceed the Maximum Annual Premium, then the Surviving Corporation will be obligated to obtain a policy with the greatest coverage available for a cost not exceeding the Maximum Annual Premium from an insurance carrier with the same or better credit rating as the Company’s current directors’ and officers’ liability insurance carrier. In lieu of maintaining the insurance coverage described in the first sentence of this Section 5.11(c), the Company may (or, if the Parent requests, the Company will) purchase, for effectiveness on the Effective Time, a six-year prepaid “tail” policy on terms and conditions providing equivalent or greater benefits as the current policies of directors’ and officers’ liability insurance and fiduciary liability insurance maintained by the Company and its Subsidiaries with respect to matters arising on or before the Effective Time, covering without limitation the Transactions. If such “tail” prepaid policy has been obtained by the Company prior to the Effective Time, the Surviving Corporation shall (and Parent will cause the Surviving Corporation to) cause such policy to be maintained in full force and effect, for its full term. (d) Parent shall or shall cause to be paid all reasonable and documented expenses, including reasonable attorneys’ fees, that may be incurred by any Indemnified Party in enforcing the indemnity, advancement and other obligations provided in this Section 5.11. (e) The rights of each Indemnified Party hereunder shall be in addition to, and not in limitation of, any other rights such Indemnified Party may have under the Articles of incorporation or code of regulations or other organizational documents of the Company or any of its Subsidiaries or the Surviving Corporation, any other indemnification arrangement or otherwise. Notwithstanding anything in this Agreement to the contrary, the obligations under this Section 5.11 shall not be terminated or modified in such a manner as to adversely affect any Indemnified Party without the consent of such Indemnified Party. (f) In the event Parent, the Surviving Corporation or any of their respective successors or assigns (i) consolidates with or merges into any other Person and shall not be the continuing or Surviving Corporation or entity in such consolidation or merger or (ii) transfers all or substantially all of its properties and assets to any Person, then, and in either such case, proper provision shall be made so that the successors and assigns of Parent or the Surviving Corporation, as the case may be, shall assume in writing the obligations set forth in this Section 5.11. Section 5.12. Financing Cooperation. (a) Prior to the Effective Time, the Company will use its reasonable best efforts, and will cause each of its Subsidiaries to use its respective reasonable best efforts, to provide Parent and Merger Sub with all cooperation reasonably requested by Parent or Merger Sub or

43 the Financing Sources to assist them in causing any conditions in the Debt Commitment Letters to be satisfied or as is otherwise reasonably requested by Parent or Merger Sub or the Financing Sources in connection with Parent and Merger Sub obtaining the Debt Financing, including: (i) participating (and causing senior management and Representatives of the Company to participate), upon reasonable advance notice and during normal business hours, in a reasonable number of meetings, calls, presentations and due diligence sessions (including accounting due diligence sessions), otherwise cooperating with the marketing efforts for the Debt Financing; (ii) promptly furnishing Parent and the Financing Sources with the Required Information and other financial and other pertinent information regarding the Company as may be reasonably requested by Parent, including financial information contemplated by the Debt Commitment Letters and causing the Required Information to remain Compliant and to continue to satisfy the applicable requirements set forth in the definition of “Required Information”; (iii) assisting Parent and the Financing Sources with the timely preparation of customary bank information memoranda, lender presentations and similar documents required in connection with the Debt Financing, including (solely with respect to financial information and data derived from the Company’s historical books and records), reasonably assisting Parent with the preparation of pro forma financial information and pro forma financial statements upon Parent’s written request; (iv) executing and delivering any definitive financing documents, including pledge and security documents, guarantees, currency or interest hedging arrangements and other certificates or documents as may be reasonably requested by Parent or the Financing Sources and permitting evaluation of the assets of the Company and its Subsidiaries and otherwise reasonably facilitating the pledging of collateral and the granting of security interests in respect of the Debt Financing, it being understood that such documents will not take effect until the Effective Time; (v) (A) deliver notices of prepayment, effective as of the Closing, in a timely fashion as required by the Credit Agreement and take any actions at or prior to the Effective Time reasonably requested by Parent to facilitate such prepayment (it being understood and agreed that any prepayment is (and shall be) contingent upon the occurrence of the Closing); and (B) arrange for customary payoff letters, lien terminations and instruments and acknowledgements of discharge (it being understood that no such lien terminations or and discharges shall become effective until the Effective Time and the payoff of the Credit Agreement) in respect of the Credit Agreement (the “Debt Payoff Letters”) to be delivered to Parent prior to the Closing Date (with drafts being delivered in advance as reasonably requested by Parent), and take other actions reasonably necessary to provide for the payoff and termination of the Credit Agreement and related loan documents, and the termination and release of liens thereunder concurrently with the Closing; (vi) providing authorization letters to the Financing Sources authorizing the distribution of information to prospective lenders and containing a customary representation to the Financing Sources contemplated by the Debt Commitment Letters; and

44 (vii) promptly furnishing Parent and the Financing Sources within two (2) Business Days of any requests with all documentation and other information about the Company and its Subsidiaries as is reasonably requested by Parent relating to applicable “know your customer” and anti-money laundering rules and regulations. (b) Nothing in this Section 5.12 will require the Company or any of its Subsidiaries to (i) waive or amend any terms of this Agreement or agree to pay any fees or expenses prior to the Effective Time for which it will not receive reimbursement or is not otherwise indemnified by or on behalf of Parent; (ii) enter into any definitive agreement (other than customary representation letters and authorization letters (including with respect to the presence or absence of material non-public information and the accuracy of the information contained in the disclosure and marketing materials related to the Debt Financing)) that is not contingent on the occurrence of the Effective Time; (iii) give any indemnities in connection with the Debt Financing that are effective prior to the Effective Time; (iv) approve of the Financing prior to the Effective Time or (v) take any action that, in the good faith determination of the Company, (a) would reasonably be expected to conflict with or violate the organizational documents of the Company or any of its Subsidiaries of Law, (b) would unreasonably interfere with the conduct of the business of the Company and its Subsidiaries or (c) create an unreasonable risk of damage or destruction to any property or assets of the Company or any of its Subsidiaries. In addition, no action, liability or obligation of the Company, any of its Subsidiaries or any of their respective Representatives pursuant to any certificate, agreement, arrangement, document or instrument relating to the Debt Financing (other than customary representation letters and authorization letters (including with respect to the presence or absence of material non-public information and the accuracy of the information contained in the disclosure and marketing materials related to the Debt Financing)) will be effective until the Effective Time. (c) The Company consents to the customary and reasonable use of the Company’s and its Subsidiaries’ logos solely in connection with any Debt Financing or any alternative financing from alternative financing sources (“Alternative Financing”); provided, that such logos are used solely in a manner that is not intended, or reasonably likely, to harm or disparage the Company or any of its Subsidiaries or Affiliates or the reputation or goodwill of the Company or any of its Subsidiaries or Affiliates. (d) The Company hereby expressly authorizes the use of the financial statements and other information provided hereunder for purposes of the Debt Financing or any Alternative Financing and is not aware of any limitation on the use of such financial statements required by any independent accountant. (e) Parent shall, promptly upon request by the Company, reimburse the Company for all reasonable and documented out-of-pocket costs (including reasonable attorneys’ fees) incurred by the Company and its Subsidiaries in performing their obligations under this Section 5.12, and indemnify the Company and its Subsidiaries or any of their respective directors, officers, employees and other representatives for any and all Losses suffered or incurred by the Company or any of its Subsidiaries or any of their respective directors, officers, employees and other representatives arising therefrom (other than (i) as a result of information provided by the Company or any of its Subsidiaries or any of their respective directors, officers, employees and other representatives containing any untrue statement of a material fact or omitting to state a material fact necessary in order to make the statements therein, in light of the circumstances in which they are made, not misleading or (ii) to the extent arising from the bad faith, gross negligence, fraud or willful misconduct of the Company or any of its Subsidiaries or any of their

45 respective directors, officers, employees and other representatives) (such Parent’s obligations pursuant to this Section 5.12(e) are referred to collectively as the “Reimbursement Obligations”). Section 5.13. Transaction Litigation. At all times during the period commencing with the execution and delivery of this Agreement and continuing until the earlier to occur of the (1) termination of this Agreement pursuant to Article VII and (2) the Effective Time, the Company will provide Parent with prompt notice of all Transaction Litigation (including by providing copies of all pleadings with respect thereto) and keep Parent reasonably informed with respect to the status thereof. The Company will (a) give Parent the opportunity to participate in the defense, settlement or prosecution of any Transaction Litigation; (b) consult with Parent with respect to the defense, settlement and prosecution of any Transaction Litigation; and (c) consider in good faith Parent’s advice with respect to any Transaction Litigation. The Company may not compromise, settle or come to an arrangement regarding, or agree to compromise, settle or come to an arrangement regarding, any Transaction Litigation unless Parent has consented thereto in writing (which consent shall be in Parent’s sole discretion). Section 5.14. Stock Exchange Delisting; Deregistration. Prior to the Effective Time, the Company will cooperate with Parent and use its reasonable best efforts to take, or cause to be taken, all actions and do, or cause to be done, all things reasonably necessary, proper or advisable on its part pursuant to applicable Law and the rules and policies of the NASDAQ to cause (a) the delisting of the Company Common Shares from the NASDAQ as promptly as practicable after the Effective Time; and (b) the deregistration of the Company Common Shares pursuant to the Exchange Act as promptly as practicable after such delisting. Section 5.15. Merger Sub. Parent will take all actions necessary to (a) cause Merger Sub to perform its obligations under this Agreement and to consummate the Merger on the terms and conditions set forth in this Agreement, (b) cause the Surviving Corporation to perform its obligations under this Agreement and (c) ensure that, prior to the Effective Time, Merger Sub shall not conduct any business or make any investments other than as specifically contemplated by this Agreement, or incur or guarantee any Indebtedness. Section 5.16. Section 16(b). Prior to the Effective Time, the Company and the Company Board (or a committee thereof) shall take such steps as may be reasonably necessary or advisable hereto to cause the Transactions and any dispositions of Company equity securities (including derivative securities) pursuant to the Transactions by each individual who is a director or officer of the Company to be exempt under Rule 16b-3 promulgated under the Exchange Act. Section 5.17. Control of Operations. Nothing contained in this Agreement shall give Parent or Merger Sub, directly or indirectly, the right to control or direct the Company’s operations prior to the Effective Time. Prior to the Effective Time, the Company shall exercise, consistent with the terms and conditions of this Agreement, complete control and supervision over its operations. ARTICLE VI CONDITIONS TO THE MERGER Section 6.1. Conditions to Each Party’s Obligation to Effect the Merger. The respective obligations of each party to consummate the Merger are subject to the satisfaction or (to the extent permitted by Law) waiver by the Company and Parent at or prior to the Effective Time of the following conditions: (a) Orders. No Governmental Entity having jurisdiction over the Company or any of its Subsidiaries shall have enacted, issued, promulgated, enforced or entered any Law or Order

46 which is then in effect and has the effect of enjoining or otherwise prohibiting the consummation of the Merger or the other Transactions; provided that each party shall use reasonable best efforts to cause such Order to be lifted. (b) Shareholder Approval. This Agreement shall have been duly approved and adopted by the Requisite Company Vote. (c) Governmental Consents. The Company shall have received the consents or approvals from the applicable Governmental Entities set forth in Section 6.1(c) of the Company Disclosure Letter. Section 6.2. Conditions to Obligations of Parent and Merger Sub. The obligations of each of Parent and Merger Sub to effect the Merger are also subject to the satisfaction, or waiver by Parent, on or prior to the Closing Date of the following conditions: (a) Representations and Warranties. (i) The representations and warranties of the Company set forth in Section 3.1(b), Section 3.2(a), Section 3.2(b) and Section 3.2(c) shall be true and correct in all respects, except for de minimis inaccuracies, as though made on and as of the Closing Date (except for representations and warranties made as of a specified date, the accuracy of which will be determined as of that specified date); (ii) the representations and warranties of the Company set forth in Section 3.1(a) (Organization and Qualification; Subsidiaries), Section 3.3 (Corporate Authority and Approval), Section 3.9(ii) (Absence of Certain Changes), Section 3.21 (Finders or Brokers; Fees), Section 3.22 (Vote Required), shall be true and correct in all respects, as though made on and as of the Closing Date (except for representations and warranties made as of a specified date, the accuracy of which shall be determined as of that specified date); and (iii) each of the other representations and warranties of the Company set forth in this Agreement shall be true and correct in all respects, without regard to any “materiality” or “Company Material Adverse Effect” qualifications contained therein, as though made on and as of the Closing Date (except for representations and warranties made as of a specified date, the accuracy of which shall be determined as of that specified date), unless the failure or failures of such representations and warranties to be true and correct in all respects would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect. (b) Performance of Obligations. The Company shall have performed and complied in all material respects with all covenants and obligations of this Agreement required to be performed and complied with by it under this Agreement at or prior to the Closing. (c) Officer’s Certificate. Parent shall have received a certificate of the Company, signed by the chief executive officer or chief financial officer of the Company, certifying that the conditions set forth in Section 6.2(a), Section 6.2(b) and Section 6.2(d) have been satisfied. (d) No Company Material Adverse Effect. Since the date of this Agreement there shall not have been a Company Material Adverse Effect. Section 6.3. Conditions to Obligations of the Company. The obligation of the Company to effect the Merger is also subject to the satisfaction, or waiver by the Company, on or prior to the Closing Date of the following conditions: (a) Representations and Warranties. Each of the other representations and warranties of Parent and Merger Sub set forth in this Agreement shall be true and correct in all

47 material respects, without regard to any “materiality” qualifications contained therein, as though made on and as of the Closing Date (except for representations and warranties made as of a specified date, the accuracy of which shall be determined as of that specified date), unless the failure or failures of such representations and warranties to be true and correct in all material respects would not reasonably be expected to, individually or in the aggregate, prevent, materially impair or materially delay the consummation of the Merger or ability of Parent and Merger Sub to perform their respective obligations under this Agreement. (b) Performance of Obligations. Each of Parent and Merger Sub shall have performed and complied in all material respects with all obligations and covenants required to be performed and complied with by it under this Agreement at or prior to the Closing Date. (c) Officer’s Certificate. The Company shall have received a certificate of Parent, signed by a senior executive officer of Parent, certifying that the conditions set forth in Section 6.3(a) and Section 6.3(b) have been satisfied. Section 6.4. Frustration of Closing Conditions. None of the Company, Parent or Merger Sub may rely on the failure of any condition set forth in this Article VI to be satisfied if such failure was caused by such party’s failure to comply with or perform any of its covenants or obligations set forth in this Agreement. ARTICLE VII TERMINATION Section 7.1. Termination by Mutual Consent. This Agreement may be validly terminated at any time prior to the Effective Time by mutual written consent of Parent, Merger Sub and the Company. Section 7.2. Termination by Either Parent or the Company. This Agreement may be validly terminated by either Parent or the Company at any time prior to the Effective Time: (a) if the Merger has not been consummated by 11:59 p.m., Eastern Time on September 7, 2018 (the “Termination Date”); provided, however, that the right to terminate this Agreement under this Section 7.2(a) shall not be available to any party to this Agreement whose breach of any representations or warranties set forth in this Agreement, or whose failure to fulfill any of its obligations hereunder, has been a principal cause of, or primarily resulted in, (i) the failure to consummate the Merger by the Termination Date or (ii) the failure to satisfy the conditions to the obligations of the terminating party to consummate the Merger set forth in Article VI prior to the Termination Date; (b) if this Agreement has been submitted to the Company Shareholders for approval and adoption at a duly convened Company Shareholders Meeting (or adjournment or postponement thereof), such Company Shareholders Meeting has been completed and the Requisite Company Vote is not obtained upon a vote taken thereon; (c) if any statute, rule or regulation shall have been enacted or promulgated by any Governmental Entity of competent jurisdiction that prohibits, makes illegal or enjoins the consummation of the Merger; or (d) if any permanent Order restrains, enjoins, makes illegal or otherwise prohibits consummation of the Merger, and such Order has become final and nonappealable.

48 Notwithstanding the foregoing, the right to terminate this Agreement pursuant to Section 7.2(c) or Section 7.2(d) will not be available to any party that has failed to use its reasonable best efforts to resist, appeal, obtain consent pursuant to, resolve or lift, as applicable, such Order, statute, rule or regulation. Section 7.3. Termination by Parent. This Agreement may be validly terminated by Parent at any time prior to the Effective Time: (a) if the Company Board makes a Change of Recommendation or the Company commits a Willful and Material Breach of its obligations under Section 5.3 or Section 5.5; or (b) if the Company breaches or fails to perform in any material respect any of its representations, warranties, covenants or agreements contained in this Agreement, which breach (i) would give rise to the failure of a condition set forth in Section 6.1 or Section 6.2 and (ii) is incapable of being cured by the Termination Date, or, if capable of being cured by the Termination Date, has not been cured by the Company within thirty (30) days after the Company’s receipt of written notice of such breach from Parent. Section 7.4. Termination by the Company. This Agreement may be validly terminated by the Company at any time prior to the Effective Time: (a) in accordance with Section 5.5(c); or (b) if Parent breaches or fails to perform in any material respect any of its representations, warranties, covenants or agreements contained in this Agreement, which breach (i) would give rise to the failure of a condition set forth in Section 6.1 or Section 6.3 and (ii) is incapable of being cured by the Termination Date, or, if capable of being cured by the Termination Date, has not been cured by Parent within thirty (30) days after Parent’s receipt of written notice of such breach from the Company. Section 7.5. Manner and Effect of Termination. In the event that this Agreement is terminated pursuant to this Article VII, it shall become void and of no further force and effect, with no liability on the part of any party to this Agreement (or any shareholder, partner, member, manager, director, officer, employee, Affiliate, agent or Representative of such party) except as contemplated by the next sentence and except that no such termination shall relieve any party of liability for (a) the Willful and Material Breach by any party to perform its obligations, (b) the Willful and Material Breach by any party of its representations or warranties contained in this Agreement or (c) Fraud. The provisions of the Confidentiality Agreement, the Equity Commitment Letter, this Section 7.5, and the provisions of Section 5.4(b) (Access; Confidentiality), Section 5.10 (Public Announcements), Section 5.12(e) (Reimbursement Obligations), Section 7.6 (Termination Payment) and Article VIII (Miscellaneous) shall survive any termination of this Agreement in accordance with their respective terms. Section 7.6. Termination Payments. Any provision in this Agreement to the contrary notwithstanding, (a) The Company shall pay, or cause to be paid, to Parent by wire transfer of immediately available funds to an account or accounts designated in writing by Parent an amount equal to the Company Termination Fee:

49 (i) if this Agreement is validly terminated by the Company pursuant to Section 7.4(a), in which case the Company shall make such payment concurrently with such termination; (ii) if this Agreement is validly terminated by Parent pursuant to Section 7.3(a), in which case payment shall be made within three (3) Business Days of such termination; or (iii) if (A) an Acquisition Proposal shall have been made or proposed to the Company or otherwise publicly announced (and is not withdrawn), (B) this Agreement is validly terminated by either Parent or the Company pursuant to Section 7.2(a) or Section 7.2(b) or is terminated by Parent pursuant to Section 7.3(b) and (C) within twelve (12) months following the date of such termination, the Company enters into a Contract for or relating to, or otherwise consummates any Acquisition Proposal (whether or not such Acquisition Proposal is the same Acquisition Proposal referred to in clause (A)), in which case payment shall be made within three (3) Business Days of the date on which the Company enters into such Contract or consummates such Acquisition Proposal. (iv) Following receipt by Parent of the Company Termination Fee in accordance with this Section 7.5, the Company shall have no further liability with respect to this Agreement or the Transactions to Parent or Merger Sub. (b) If this Agreement is validly terminated pursuant to Section 7.2(b), then the Company must concurrently with such termination pay or cause to be paid to Parent or its designee an amount equal to that required to reimburse Parent, Merger Sub and their respective Affiliates for all fees and expenses incurred in connection with this Agreement and the Transactions in an amount not to exceed $1,087,000 (the “Parent Expenses”) by wire transfer of immediately available funds to an account or accounts designated in writing by Parent. To the extent that Parent Expenses are paid and the Company Termination Fee is subsequently due pursuant to Section 7.6(a)(iii), the amount of Parent Expenses actually paid shall be deducted from the amount due pursuant to the Company Termination Fee. (c) Notwithstanding anything to the contrary set forth in this Agreement, the parties agree that in no event shall the Company be required to pay the Company Termination Fee on more than one occasion, whether or not the Company Termination Fee may be payable pursuant to more than one provision of this Agreement at the same or at different times and upon the occurrence of different events. (d) Each of the Company, Parent and Merger Sub acknowledges that the agreements contained in this Section 7.6 are an integral part of the Transactions, that the damages resulting from the termination of this Agreement under circumstances where a Company Termination Fee or Parent Expenses is or are payable are uncertain and incapable of accurate calculation and that, without these agreements, the parties would not enter into this Agreement, and, therefore, the Company Termination Fee and the Parent Expenses, as applicable, if, as and when required pursuant to this Section 7.6, shall not constitute a penalty, but rather liquidated damages, and in a reasonable amount that will compensate the party receiving such amount in the circumstances in which it is payable for the efforts and resources expended and opportunities foregone while negotiating this Agreement and in reliance on this Agreement and on the expectation of the consummation of the Merger. If the Company fails to promptly pay any amount due pursuant to Section 7.6(a) or Section 7.6(b), as applicable, and, in order to obtain such payment, Parent commences an Action that results in a judgment against the Company for the amount set forth in

50 Section 7.6(a) or Section 7.6(b), as applicable, then the Company will pay or cause to be paid to Parent reasonable and documented out-of-pocket costs and expenses (including reasonable and documented attorneys’ fees) of Parent in connection with such Action, together with interest on such amount or portion thereof at an annual rate equal to the prime rate as published in The Wall Street Journal in effect on the date that such payment or portion thereof was required to be made through the date that such payment or portion thereof was actually received, or a lesser rate that is the maximum permitted by applicable Law. (e) Notwithstanding anything to the contrary set forth in this Agreement, but subject to Section 8.5 with respect to the enforcement of the provisions of this Section 7.6, Parent’s right to receive payment from the Company of the Company Termination Fee to the extent owed pursuant to this Section 7.6 shall constitute the sole and exclusive remedy of Parent, Merger Sub and the Financing Sources against the Company and its Subsidiaries and any of their respective former, current or future general or limited partners, shareholders, members, managers, directors, officers, employees, agents, attorneys, Affiliates or assignees (collectively, the “Company Specified Persons”) in respect of this Agreement and the Transactions or the Financing Letters, and upon payment of such amount, none of the Company Specified Persons shall have any further monetary liability or obligation to Parent, Merger Sub or the Financing Sources relating to or arising out of this Agreement or the Transactions, the Financing Letters or any ancillary agreements contemplated hereby or thereby. ARTICLE VIII MISCELLANEOUS Section 8.1. No Survival of Representations and Warranties. The representations, warranties, covenants and agreements in this Agreement and any certificate delivered pursuant hereto by any party hereto shall terminate at the Effective Time or, except as provided in Section 7.5, upon the termination of this Agreement pursuant to Sections 7.1 to 7.4, as the case may be, except that this Section 8.1 shall not limit any covenant or agreement of the parties which by its terms contemplates performance after the Effective Time or after termination of this Agreement, including those contained in Section 5.6 and Section 5.11. Section 8.2. Expenses. Except as otherwise specifically provided in this Agreement, all Expenses incurred in connection with this Agreement and the Transactions shall be paid by the party incurring such Expense. All filing fees and similar charges payable to a Governmental Entity in connection with obtaining any consents, shall be borne by Parent. Section 8.3. Counterparts; Effectiveness. This Agreement may be executed in two or more consecutive counterparts (including by facsimile or PDF transmission), each of which shall be deemed to be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument, and shall become effective when one or more counterparts have been signed by each of the parties and delivered (electronically or otherwise) to the other parties. Section 8.4. Governing Law; Jurisdiction. (a) This Agreement shall be governed by, and construed in accordance with, the Laws of the State of Delaware, without regard to the Laws that might otherwise govern under applicable principles of conflicts of law, except to the extent that the authorization, effectiveness and effect of the Merger are required to be governed by the Law of the State of Ohio. The parties to this Agreement irrevocably submit to the jurisdiction of the Court of Chancery of the State of Delaware and any state appellate court therefrom within the State of Delaware (or, if the Court of

51 Chancery of the State of Delaware does not have subject matter jurisdiction, any state or federal court in the State of Delaware) (each, a “Chosen Court”) solely in respect of the interpretation and enforcement of the provisions of this Agreement and of the documents referred to in this Agreement, and in respect of the Transactions, and hereby waive, and agree not to assert, as a defense in any action, suit or proceeding for the interpretation or enforcement hereof or of any such document, that it is not subject thereto or that such action, suit or proceeding may not be brought or is not maintainable in said courts or that the venue thereof may not be appropriate or that this Agreement or any such document may not (as a result of a lack of personal jurisdiction) be enforced in or by such courts, and the parties hereto irrevocably agree that all claims with respect to such action or proceeding may be heard and determined in such a Delaware state or federal court. The parties to this Agreement agree that mailing of process or other papers in connection with any such action or proceeding in the manner provided in Section 8.9 or in such other manner as may be permitted by applicable Laws, shall be valid and sufficient service thereof. (b) Notwithstanding anything in this Agreement to the contrary, each of the parties acknowledges and irrevocably agrees (i) that any Action, whether at law or in equity, whether in contract or in tort or otherwise, involving the Financing Sources arising out of, or relating to, the Merger, the Debt Financing, the Debt Commitment Letters, or the performance of services thereunder or related will be subject to the exclusive jurisdiction of any state or federal court sitting in the State of New York in the borough of Manhattan and any appellate court thereof, and each party hereto submits for itself and its property with respect to any such Actions to the exclusive jurisdiction of such court; (ii) not to bring or permit any of their Affiliates to bring or support anyone else in bringing any such Action in any other court; (iii) that service of process, summons, notice or document by registered mail addressed to them at their respective addresses provided in the Debt Commitment Letters will be effective service of process against them for any such Action brought in any such court; (iv) to waive and hereby waive, to the fullest extent permitted by applicable Law, any objection which any of them may now or hereafter have to the laying of venue of, and the defense of an inconvenient forum to the maintenance of, any such Action in any such court; and (v) any such Action will be governed and construed in accordance with the Laws of the State of New York. Section 8.5. Remedies; Specific Enforcement. (a) The parties agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached and that monetary damages would not be an adequate remedy therefor. Each party agrees that in the event of any breach or threatened breach by any other party of any covenant or obligation contained in this Agreement (including Parent’s and Merger Sub’s obligation to pay the Merger Consideration upon satisfaction of the conditions set forth in Article VI hereof), the non-breaching party shall be entitled (in addition to any other remedy that may be available to it whether in law or equity, including monetary damages) to (i) a decree or order of specific performance or other equitable relief to enforce the observance and performance of such covenant or obligation and (ii) an injunction restraining such breach or threatened breach. If a non-breaching party commences an Action that results in a judgment against a breaching party to this Agreement pursuant to this Section 8.5, then the breaching party will pay or cause to be paid to the non-breaching party the reasonable and documented out of pocket costs and expenses (including reasonable and documented attorneys’ fees) of the non-breaching party incurred in connection with such Action.

52 (b) Each party further agrees that (i) it will not oppose the granting of an injunction, specific performance and other equitable relief as provided herein on the basis that any other party has an adequate remedy at law or an award of specific performance is not an appropriate remedy for any reason at law or equity and (ii) no other party or any other Person shall be required to obtain, furnish or post any bond or similar instrument in connection with or as a condition to obtaining any remedy referred to in this Section 8.5, and each party irrevocably waives any right it may have to require the obtaining, furnishing or posting of any such bond or similar instrument. Section 8.6. Non-Recourse. All Actions (whether in Contract or in tort, in law or in equity) that may be based upon, arise out of or relate to this Agreement or any ancillary agreement hereto, including the Equity Commitment Letter, or the negotiation, execution, performance or non-performance of this Agreement or any ancillary agreement hereto (including any representation or warranty made in or in connection with this Agreement, the ancillary agreements hereto or as an inducement to enter into this Agreement or such ancillary agreements) may be made by any party hereto only against the Persons that are expressly identified as parties hereto or thereto, including, in the case of the Equity Commitment Letter, directly against the Equity Investor. In no event shall any named party to this Agreement or any ancillary agreement hereto have any shared or vicarious liability for the actions or omissions of any other Person, except, in the case of the Equity Investor, the obligation to fund the Merger Consideration hereunder on behalf of Parent and Merger Sub pursuant to the Equity Commitment Letter. No Person who is not a named party to this Agreement or any ancillary agreement hereto, including any director, officer, employee, incorporator, member, partner, stockholder, Affiliate, agent, attorney or Representative of any named party to this Agreement that is not itself a named party to this Agreement or any ancillary agreement hereto (“Non-Party Affiliates”), shall have any liability (whether in Contract or in tort, in law or in equity, or based upon any theory that seeks to impose liability of an entity party against its owners or Affiliates) to any party to this Agreement for any liabilities arising under, in connection with or related to this Agreement, the ancillary agreements hereto or for any claim based on, in respect of, or by reason of this Agreement, the ancillary agreements hereto or their negotiation or execution; and each party hereto or thereto waives and releases all such liabilities, claims and obligations against any such Non-Party Affiliates; provided, for the avoidance of doubt, nothing in this Section 8.6 shall impact the Equity Investor’s obligations to fund the Merger Consideration pursuant to the terms of the Equity Commitment Letter. The parties acknowledge and agree that the Non-Party Affiliates are intended third-party beneficiaries of this Section 8.6. Section 8.7. No Limitation. It is the intention of the parties hereto that, to the extent possible, unless provisions are mutually exclusive and effect cannot be given to both or all such provisions, (a) the representations, warranties, covenants and closing conditions in this Agreement will be construed to be cumulative; (b) each representation, warranty, covenant and closing condition in this Agreement will be given full, separate and independent effect; and (c) nothing set forth in any provision in this Agreement will (except to the extent expressly stated) in any way be deemed to limit the scope, applicability or effect of any other provision of this Agreement. Section 8.8. WAIVER OF JURY TRIAL. EACH OF THE PARTIES TO THIS AGREEMENT ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY THAT MAY ARISE PURSUANT TO THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE EACH PARTY HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES TO THE EXTENT PERMITTED BY APPLICABLE LAW ANY AND ALL RIGHT TO A TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT AND THE TRANSACTIONS, INCLUDING THE MERGER, THE EQUITY COMMITMENT LETTER, THE FINANCING LETTERS OR THE FINANCING (INCLUDING ANY SUCH ACTION, PROCEEDING

53 OR COUNTERCLAIM INVOLVING THE FINANCING SOURCES). EACH PARTY (A) MAKES THIS WAIVER VOLUNTARILY AND UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER AND (B) ACKNOWLEDGES THAT SUCH PARTY HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS CONTAINED IN THIS SECTION 8.8. Section 8.9. Notices. Any notice required to be given hereunder shall be sufficient if in writing, and sent by reliable overnight delivery service (with proof of service), hand delivery, facsimile or electronic mail (having received electronic delivery thereof and followed by overnight courier) addressed as follows: To Parent or Merger Sub: c/o GP Investments, Ltd., 129, Front Street, 5th floor, Penthouse City of Hamilton, HM12 Bermuda Attention: Mara Elisa Pedretti Email: notices@gp-investments.com with a copy to: Paul, Weiss, Rifkind, Wharton & Garrison LLP 1285 Avenue of the Americas New York, NY 10019-6064 Facsimile: (212) 492-0659 Attention: David Klein Email: dklein@paulweiss.com To the Company: Bravo Brio Restaurant Group, Inc. 777 Goodale Boulevard, Suite 100 Columbus, Ohio 43212 Facsimile: (866) 625-4764 Attention: Chief Financial Officer Email: dreed@bbrg,com with copies (which shall not constitute notice) to: Dechert LLP Cira Centre 2929 Arch Street Philadelphia, Pennsylvania 19104 Facsimile: (212) 994-4000 Attention: James A. Lebovitz, Esq. Gregory A. Schernecke, Esq. Email: james.lebovitz@dechert.com gregory.schernecke@dechert.com Vorys, Sater, Seymour and Pease LLP

54 301 East Fourth Street Suite 3500, Great American Tower Cincinnati, OH 45202 Facsimile: (513) 723-4056 Attention: Roger E. Lautzenhiser, Jr. Email: relautzenhis@vorys.com or to such other address as the party to receive such notice as provided above shall specify by written notice so given, and such notice shall be deemed to have been delivered to the receiving party as of the date so delivered or received. Any party to this Agreement may notify any other party of any changes to the address or any of the other details specified in this paragraph; provided that such notification shall only be effective on the date specified in such notice or two (2) Business Days after the notice is given, whichever is later. Rejection or other refusal to accept or the inability to deliver because of changed address of which no notice was given shall be deemed to be receipt of the notice as of the date of such rejection, refusal or inability to deliver. Section 8.10. Assignment; Binding Effect. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the parties hereto (whether by operation of law or otherwise) without the prior written consent of the other parties; provided, however, that Parent and Merger Sub will have the right to assign all or any portion of their respective rights and obligations pursuant to this Agreement from and after the Effective Time (a) in connection with a merger or consolidation involving Parent or Merger Sub or other disposition of all or substantially all of the assets of Parent, Merger Sub or the Surviving Corporation; (b) to any of their respective Affiliates; or (c) to any Financing Source pursuant to the terms of the Financing for purposes of creating a security interest herein or otherwise assigning as collateral in respect of the Financing. Subject to the preceding sentence, this Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns. Any purported assignment not permitted under this Section 8.10 shall be null and void. No permitted assignment by any Party will relieve such Party of any of its obligations hereunder. Section 8.11. Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced under any present or future Law, or public policy, (a) such term or other provision shall be fully separable, (b) this Agreement shall be construed and enforced as if such invalid, illegal or unenforceable provision had never comprised a part hereof, and (c) all other conditions and provisions of this Agreement shall remain in full force and effect and shall not be affected by the illegal, invalid or unenforceable term or other provision or by its severance herefrom so long as the economic or legal substance of the Merger is not affected in any manner materially adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in a mutually acceptable manner in order that the Merger be consummated as originally contemplated to the fullest extent possible. Section 8.12. Entire Agreement; Third-Party Beneficiaries. This Agreement and the exhibits and schedules hereto (including the Company Disclosure Letter) and the documents and instruments and other agreements among the Parties as contemplated by or referred to herein, including the Confidentiality Agreement, the Equity Commitment Letter and the Financing Letters, constitute the entire agreement, and supersede all other prior agreements and understandings, both written and oral, among the parties, or any of them, with respect to the subject matter hereof and thereof. Except as (a) provided below and Section 5.11 (which shall be for the benefit of the Indemnified Parties) and (b) the provisions of Section 5.12, Section 7.5, Section 7.6, Section 8.4, Section 8.8, this Section 8.12 and Section 8.13 will inure to the benefit of the Financing Sources and their successors and assigns, each of whom are intended to be third-party beneficiaries thereof (it being understood and agreed that Section 5.12, Section 8.4,

55 Section 8.8, this Section 8.12 and Section 8.13 will be enforceable by the Financing Sources and their respective successors and assigns), this Agreement is not intended to and shall not confer any rights or remedies upon any Person other than the parties hereto and their respective successors and permitted assigns. The representations and warranties in this Agreement are the product of negotiations among the parties hereto and are for the sole benefit of the parties hereto. Any inaccuracies in such representations and warranties are subject to waiver by the parties hereto in accordance with Section 8.13 without notice or liability to any other Person. The representations and warranties in this Agreement may represent an allocation among the parties hereto of risks associated with particular matters regardless of the knowledge of any of the parties hereto. Accordingly, Persons other than the parties hereto may not rely upon the representations and warranties in this Agreement as characterizations of actual facts or circumstances as of the date of this Agreement or as of any other date. Section 8.13. Amendments; Waivers. This Agreement may be amended at any time by the parties to this Agreement at any time prior to the Effective Time, whether before or after obtaining the Requisite Company Vote, so long as (a) no amendment that requires further shareholder approval under applicable Laws after the Requisite Company Vote shall be made without such required further shareholder approval and (b) such amendment has been duly approved by the board of directors of each of Parent, Merger Sub and the Company. This Agreement may not be amended except by an instrument in writing signed by each of the parties to this Agreement. Notwithstanding anything to the contrary in this Agreement, the provisions relating to the Financing Sources set forth in Section 5.12, Section 7.5, Section 7.6, Section 8.4, Section 8.8, this Section 8.12 and Section 8.13 (and the defined terms used therein) may not be amended, modified or altered without the prior written consent of the Financing Sources. At any time prior to the Effective Time, Parent and Merger Sub, on the one hand, and the Company, on the other hand, may (a) extend the time for the performance of any of the obligations of the other party, (b) waive any inaccuracies in the representations and warranties of the other party contained in this Agreement or in any document delivered under this Agreement, or (c) subject to applicable Laws, waive compliance with any of the covenants or conditions contained in this Agreement. Any agreement on the part of a party to any extension or waiver shall be valid only if set forth in an instrument in writing signed by such party. The failure of any party to assert any of its rights under this Agreement or otherwise shall not constitute a waiver of such rights. In order to be effective, (a) any amendment of this Agreement shall require the prior approval of that action by the board of directors of each party seeking to amend this Agreement, (b) any termination of this Agreement shall require the prior approval of that action by the board of directors of the party seeking to terminate this Agreement, and (c) any extension or waiver of any obligation under this Agreement or condition to the consummation of this Agreement shall require the prior approval of a duly authorized officer or the board of directors of the party or parties entitled to extend or waive that obligation or condition. Section 8.14. Headings. Headings of the Articles and Sections of this Agreement are for convenience of the parties only and shall be given no substantive or interpretive effect whatsoever. The table of contents to this Agreement is for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Section 8.15. Interpretation. When a reference is made in this Agreement to an Article, Section or Exhibit, such reference shall be to an Article, Section or Exhibit of this Agreement, as applicable, unless otherwise indicated. Whenever the words “include,” “includes” or “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation.” The words “hereof,” “herein” and “hereunder” and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement, unless otherwise indicated. Unless the context otherwise requires, the words “neither,” “nor,” “any,” “either” and “or” when used in this Agreement are not exclusive. The word “extent” in the phrase “to the extent” shall mean the degree to which a subject or other thing extends, and such phrase shall not mean simply “if”.

56 All terms defined in this Agreement shall have the defined meanings when used in any certificate or other document made or delivered pursuant thereto unless otherwise defined therein. The definitions contained in this Agreement are applicable to the singular as well as the plural forms of such terms and to the masculine as well as to the feminine and neuter genders of such terms. Any agreement, instrument or statute defined or referred to herein or in any agreement or instrument that is referred to herein means such agreement, instrument or statute as from time to time amended, modified or supplemented, including (in the case of agreements or instruments) by waiver or consent and (in the case of statutes) by succession of comparable successor statutes and references to all attachments thereto and instruments incorporated therein. When used in this Agreement, references to “$” or “Dollars” are references to U.S. dollars. Each of the parties has participated in the drafting and negotiation of this Agreement. If an ambiguity or question of intent or interpretation arises, this Agreement must be construed as if it is drafted by all the parties, and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of authorship of any of the provisions of this Agreement. Section 8.16. Obligations of Merger Sub. Whenever this Agreement requires Merger Sub to take any action, such requirement shall be deemed to include an undertaking on the part of Parent to cause Merger Sub to take such action. Section 8.17. Definitions. References in this Agreement to specific laws or to specific provisions of laws shall include all rules and regulations promulgated thereunder. (a) For purposes of this Agreement, the following terms (as capitalized below) will have the following meanings when used herein: “Affiliated Group” means an affiliated group as defined in Section 1504 of the Code (or any analogous combined, consolidated, unitary or similar group defined under state, local or non- U.S. Law). “Affiliates” means, with respect to any Person, any other Person that, directly or indirectly, controls, or is controlled by, or is under common control with, such Person. As used in this definition, “control” (including, with its correlative meanings, “controlled by” and “under common control with”), as used with respect to any Person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of management or policies of a Person, whether through the ownership of securities or partnership or other ownership interests, by contract or otherwise. “Business Day” means any day other than a Saturday, Sunday or a day on which the banks in New York, New York are authorized or required by Law or executive order to be closed. “Capital Stock” means, with respect to any Person, capital stock or voting securities of, or other equity interests in, such Person. “Code” means the Internal Revenue Code of 1986. “Company” has the meaning set forth in the Preamble. “Company Intellectual Property” shall mean (i) the Intellectual Property that is owned or purported to be owned by the Company or any of its Subsidiaries and (ii) other material Intellectual Property that is used by the Company or any of its Subsidiaries in the conduct of its business.

57 “Company Material Adverse Effect” means any fact, development, circumstance, change, event, occurrence or effect (each, an “Effect”) that, individually or taken together with all other Effects, (A) have a material adverse effect on the financial or other condition, business properties, assets, liabilities or results of operations of the Company and its Subsidiaries taken as a whole, or (B) would reasonably be expected to prevent or materially impair or materially delay the consummation of the Merger; provided that, solely with respect to clause (A) above, none of the following, and no Effect arising out of or relating to the following, in each case, to the extent occurring after the date of this Agreement, shall constitute a “Company Material Adverse Effect” or be taken into account in determining whether a “Company Material Adverse Effect” has occurred or may, would or could occur (subject to the limitations set forth below): (a) any Effect or Effects generally affecting (x) any of the industries in which the Company and its Subsidiaries operate or (y) the economy, credit or financial or capital markets in the United States or elsewhere in the world, including changes in interest or exchange rates, or (b) any Effect, arising out of, resulting from or attributable to (i) changes in Law, applicable regulations of any Governmental Entity, generally accepted accounting principles, or any changes in, or issuance of any administrative or judicial notice, decision or other guidance with respect to, the interpretation or enforcement of any of the foregoing, (ii) the execution, public announcement or pendency of this Agreement or the consummation of the Merger or the other Transactions, including the impact thereof on relationships, contractual or otherwise, with customers, suppliers, distributors, partners, employees or regulators (it being understood that the exceptions in this clause (b)(ii) will not apply with respect to references to Company Material Adverse Effect set forth in the representations contained in Section 3.4 (and in Sections 6.2(a) and 7.3(b) to the extent related to such portions of such representations and warranties)), (iii) acts of war (whether or not declared), sabotage or terrorism, or any escalation or worsening of any such acts of war (whether or not declared), sabotage or terrorism, (iv) pandemics, earthquakes, hurricanes, tornados, drought or other natural disasters, (v) any action taken by the Company or its Subsidiaries at the written request or with the written consent of Parent, (vi) any decline in the market price, or change in trading volume, of any Capital Stock of the Company, in each case in and of itself (it being understood that any cause of such change may be deemed to constitute, in and of itself, a Company Material Adverse Effect and may be taken into consideration when determining whether a Company Material Adverse Effect has occurred) or (vii) any failure, in and of itself, by the Company and its Subsidiaries to meet any internal or public projections, forecasts or estimates of revenue, earnings, cash flow or cash position (it being understood that any cause of any such failure may be deemed to constitute, in and of itself, a Company Material Adverse Effect and may be taken into consideration when determining whether a Company Material Adverse Effect has occurred); provided, however, that with respect clauses (a), (b)(i), (b)(iii) and b(iv) above, such exceptions will not apply to the extent that such Effect has had a disproportionate adverse effect on the Company relative to other companies operating in the industries in which the Company and its Subsidiaries conduct business, and in such cases only the incremental disproportionate adverse impact may be taken into account in determining whether there has occurred a Company Material Adverse Effect. “Company Option” means an option to purchase Company Common Shares issued under any Company Share Plan. “Company Recommendation” shall mean the recommendation of the Company Board that the Company Shareholders approve and adopt this Agreement and the Transactions. “Company Restricted Shares” means any Company Common Share issued under any Company Share Plan that is unvested as of immediately prior to the Effective Time.

58 “Company Share Plans” means the Bravo Brio Restaurant Group, Inc. Stock Incentive Plan and the Bravo Brio Restaurant Group, Inc. 2006 Stock Option Plan. “Company Shareholders” means the holders of shares of Company Common Shares. “Company Termination Fee” means $3,261,000. “Compliant” means, with respect to the Required Information, that (i) such Required Information does not contain any untrue statement of a material fact regarding the Company and its Subsidiaries, or omit to state any material fact regarding the Company and its Subsidiaries necessary in order to make such Required Information not misleading in light of the circumstances under which such statement is made, (ii) the Company’s independent accountants shall have not withdrawn their audit opinion with respect to any financial statements contained in or that includes the Required Information for which they have provided an opinion and (iii) the Company has not publicly announced its intention to, or determined that it must, restate any historical financial statements or other financial information included in or that includes the Required Information or any such restatement is under active consideration, in which case, the Required Information shall be deemed to not to be Compliant under this clause (iii) unless and until such restatement has been completed and the applicable Required Information has been amended and updated or the Company has publicly announced or informed Parent that it has concluded, in good faith, that no restatement shall be required. “Contract” shall mean any contract, agreement, deed, lease, license, indenture, loan, guarantee of indebtedness or credit agreement, debenture, note, bond, mortgage, guarantee, deed of trust, purchase or sale order or other contract, undertaking, permit, concession, franchise or similar instrument, and any legally binding obligation, commitment, arrangement or understanding, whether written or oral. “Credit Agreement” means that certain Credit Agreement, dated as of November 5, 2014, by and among, the Company, the domestic subsidiaries of the Company from time to time parties thereto, as guarantors, the Lender Parties thereto and Wells Fargo Bank, National Association, as administrative agent, as amended by the First Amendment to the Credit Agreement and Waiver, effective as of October 31, 2016, the Waiver and Second Amendment to the Credit Agreement, dated as of August 1, 2017 and the Third Amendment to the Credit Agreement, dated as of February 9, 2018. “Debt Commitment Letter” shall mean any commitment letter, including all exhibits, annexes, supplements and amendments thereto regarding the Debt Financing. “Debt Financing” shall mean the amounts set forth in the Debt Commitment Letters (if any) for the purposes of financing the Transactions and related fees and expenses. “Dissenting Holder” shall mean a holder of Company Common Shares who is entitled to demand and properly demands, without withdrawal of such demand, payment of the fair cash value of such Company Common Shares pursuant to, and who complies in all respects with, the provisions of Section 1701.85 of the OGCL. “Equity Financing” shall mean the cash amounts set forth in the Equity Commitment Letter for the purpose of funding the Transactions and related fees and expenses.

59 “Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder. “Expenses” shall mean all out-of-pocket expenses (including all fees and expenses of counsel, accountants, investment bankers, experts and consultants to a party hereto and its affiliates) incurred by a party or on its behalf in connection with or related to the evaluation, authorization, preparation, negotiation, execution and performance of this Agreement, the preparation, printing, filing and mailing of the Proxy Statement and all SEC and other regulatory filing fees incurred in connection with the Merger, the solicitation of shareholder approvals, any filing with, and obtaining of any necessary action or non-action, consent or approval from any Governmental Entity pursuant to any antitrust Laws, engaging the services of the Paying Agent, obtaining third party consents, any other filings with the SEC and all other matters related to the Closing of the Merger and the other Transactions. “Filed Company SEC Documents” means the Company SEC Documents filed or furnished and publicly available after January 1, 2016. “Financing” shall mean the Equity Financing together with the Debt Financing. “Financing Letters” means the Equity Commitment Letter together with any Debt Commitment Letter. “Financing Sources” means the Persons that have committed to provide the debt financing contemplated by, or have otherwise entered into agreements in connection with, the Debt Commitment Letters or alternative debt financings in connection with the Merger, and any joinder agreements, indentures or credit agreements entered into pursuant thereto or relating thereto. “Fraud” means common law fraud that is committed with actual (as opposed to imputed or constructive) knowledge of falsity and with the intent to deceive or mislead (as opposed to reckless indifference to the truth) another who is relying thereon. “GAAP” means United States generally accepted accounting principles. “Governmental Entity” means (i) any national, federal, state, county, local, municipal or foreign government or any entity exercising executive, legislative, judicial, regulatory (including stock exchange), taxing, or administrative functions of or pertaining to government (ii) any agency, division, bureau, department, or other political subdivision of any government, entity or organization described in the foregoing clause (i) of this definition, (iii) company, business, enterprise, or other entity owned, in whole or in part, or controlled by any government, entity, organization, or other Person described in the foregoing clauses (i) or (ii) of this definition. “Indebtedness” shall mean, with respect to any person, without duplication, all obligations or liabilities (including all obligations in respect of principal, accrued interest, penalties, fees, premiums, related expenses, prepayment penalties, commitment and other fees, sale or liquidity participation amounts, reimbursements, indemnities and all other amounts payable in connection therewith) of such person: (a) for borrowed money (including obligations in respect of drawings under overdraft facilities) or with respect to deposits or advances of any kind to such Person; (b) evidenced by notes, bonds, debentures or similar Contracts , instruments or debt securities; (c) for the deferred purchase price of property, goods or services (other than trade payables or accruals incurred in the ordinary course of business consistent with past

60 practice); (d) under capital leases (in accordance with GAAP); (e) in respect of letters of credit, bank guarantees, bankers’ acceptances and other similar contractual obligations (in each case, whether or not drawn, contingent or otherwise); (f) pursuant to securitization or factoring programs or arrangements; (g) pursuant to guarantees and arrangements having the economic effect of a guarantee of such Person of any Indebtedness of any other Person; (h) for Contracts or agreements relating to interest rate or currency rate protection, swap agreements, collar agreements and similar hedging agreements; (i) pursuant to conditional sale or title retention agreements; (j) with respect to vendor advances or any other advances; (k) in respect of deferred purchase price, earnouts or other contingent payment obligations related to past acquisitions; (l) for severance, change of control payments, stay bonuses, retention bonuses, success bonuses and other bonuses and similar liabilities; (m) under sale and leaseback transactions, agreements to repurchase securities sold and other similar financing transactions; (n) arising from any breach of the foregoing; and (o) indebtedness of the type referred to in clauses (a) through (n) of others guaranteed by the Company or any of its Subsidiaries or secured by any Lien. “Intellectual Property” shall mean any and all intellectual and industrial property rights of any kind, nature or description in any jurisdiction throughout the world, whether registered or unregistered, including all patents, patentable inventions and other patent rights, trademarks, trade names, service marks, company names, brand names, source identifiers, domain names, social media account identifiers, copyrights, works of authorship, Software, trade secrets, know-how, inventions (whether or not patentable), confidential business information and other proprietary information, together with the goodwill associated with any of the foregoing and all issuances, applications, registrations, extensions and renewals of any of the foregoing. “IRS” means the United States Internal Revenue Service. “IT Assets” means computers, software, hardware, servers, peripherals, routers, hubs, switches, circuits, networks, Internet sites, data communications lines and all other information technology assets that are owned, licensed, leased or used by the Company, including related documentation and specifications. “Knowledge” means (a) with respect to Parent, the actual knowledge of any of the individuals listed on Section 8.18(b) of the Parent Disclosure Letter and (b) with respect to the Company, the actual knowledge of the individuals listed on Section 8.18(b) of the Company Disclosure Letter. “Labor Laws” means all federal, state and local Laws respecting employment and employment practices, terms and conditions of employment, wages and hours, nondiscrimination in employment, occupational safety and health, the calculation and payment of wages, equal employment opportunity (including Laws prohibiting discrimination and/or harassment on the basis of race, national origin, religion, gender, disability, age, or any other protected classification), workers’ compensation, unemployment, employment of minors, labor relations, unions, tips and overtime of any kind, pay equity, employee classification, family and medical leave, the Immigration Reform and Control Act, the Worker Adjustment and Retraining Act of 1998 or any similar applicable Laws. “Law” or “Laws” means all applicable laws (including common law), statutes, constitutions, rules, regulations, judgments, orders, directives, rulings, orders, ordinances, codes, decrees or stock exchange listing requirements or other requirements issued, enacted, adopted, promulgated, implemented or otherwise put into effect by or under the authority of any Governmental Entity and any orders or decisions of an applicable arbitrator or arbitration panel.

61 “Lien” means any (i) mortgage, pledge, title defect, claim, charge, hypothecation, security interest, encumbrance, deeds of trust, rights of first offer or first refusal, restriction, option, easement, right of way, covenant, condition, encroachment, survey defect or lien of any kind or nature, and (ii) covenants, conditions, restrictions, easements, encroachments, title retention agreements or other third Person rights or title or survey defects of any kind or nature. “NASDAQ” means NASDAQ Global Select Market. “Order” means any order, judgment, injunction, award, decree or writ handed down, adopted or imposed by any Governmental Entity. “Permitted Lien” means (a) Lien for Taxes or governmental assessments, charges or claims of payment not yet due and delinquent, the amount or validity of which are being contested in good faith and for which adequate accruals or reserves have been established in accordance with GAAP, (b) carriers’, warehousemen’s, mechanics’, materialmen’s, repairmen’s or other similar liens arising in the ordinary course of business which are being contested in good faith and for which adequate accruals or reserves have been established in accordance with GAAP, (c) zoning, entitlements, building codes or other land use or environmental regulations, ordinances or legal requirements imposed by any Governmental Entity in accordance with GAAP, (d) any state of facts which an accurate survey or inspection of the real property owned or leased by the Company and its Subsidiaries would disclose and which, individually or in the aggregate, would not be reasonably expected to materially detract from the value of any of the property, rights, or assets of the business of the Company or any of its Subsidiaries or materially interfere with the use thereof as currently used by the Company or any of its Subsidiaries, (e) title exceptions disclosed by any title insurance commitment or title insurance policy for any real property owned or leased by the Company and its Subsidiaries issued by a title company and delivered or otherwise made available to Parent which do not secure payment of a sum of money and which, individually or in the aggregate, would not be reasonably expected to materially detract from the value of any of the property, rights, or assets of the business of the Company or any of its Subsidiaries or materially interfere with the use thereof as currently used by the Company or any of its Subsidiaries, (f) statutory Liens in favor of lessors arising in connection with any property leased to the Company and its Subsidiaries, (g) any defects, irregularities or imperfections of title, encroachments, easements, servitudes, permits, rights of way, flowage rights, restrictions, leases, licenses, covenants, sidetrack agreements and oil, gas, mineral and any mining reservations and rights, which, individually or in the aggregate, would not be reasonably expected to materially detract from the value of any of the property, rights, or assets of the business of the Company or any of its Subsidiaries or materially interfere with the use thereof as currently used by the Company or any of its Subsidiaries, (h) Liens that are disclosed on the most recent consolidated balance sheet of the Company or notes thereto (or securing liabilities reflected on such balance sheet), or (i) any non-exclusive licenses to Company Intellectual Property. “Person” means an individual, a corporation, a partnership, a limited liability company, an association, joint venture, estate, trust, firm, trust or any other entity, group (as such term is used in Section 13(d)(3) of the Exchange Act) or organization, whether domestic or foreign, including, without limitation, a Governmental Entity, and any permitted successors and assigns of such Person. “Required Information” means all financial statements, financial data and other information regarding the Company or any of its Subsidiaries of the type and form customarily included in marketing documents used to consummate transactions of the type contemplated by

62 the Debt Commitment Letter, or as may be reasonably requested by Parent to consummate the Debt Financing, including all information required by Exhibit I to the Debt Commitment Letter and financial statements prepared in accordance with GAAP. “Requisite Company Vote” shall mean the affirmative vote of the holders of a majority of the issued and outstanding Company Common Shares. “SEC” means the Securities and Exchange Commission. “Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder. “Software” means computer programs in object code and source code formats, including related documentation and specifications. “SOX” means the Sarbanes-Oxley Act of 2002, as amended. “Subsidiaries” means, with respect to any Person, any corporation, limited liability company, partnership, association, trust or other form of legal entity of which (i) more than 50% of the outstanding voting securities are directly or indirectly owned by such Person or by one or more other Subsidiaries of such Person or by such Person and one or more other Subsidiaries of such Person, or (ii) such Person or any Subsidiary of such Person is a general partner or managing member and has the power to direct the policies, management and affairs of such company (excluding partnerships or limited liability companies in which such Person or any Subsidiary of such Person does not have a majority of the voting interests in such partnership or limited liability company, as applicable). “Transaction Litigation” means any Action commenced or threatened against a party to this Agreement or any of its Subsidiaries, Affiliates or directors or otherwise relating to, involving or affecting such party or any of its Subsidiaries or Affiliates, in each case in connection with, arising from or otherwise relating to this Agreement or the Transactions, including any Action alleging or asserting any misrepresentation or omission in the Proxy Statement or any Other Required Company Filing. “Transactions” means the transactions contemplated by this Agreement, including the Merger. “Treasury Regulations” means the Treasury regulations promulgated under the Code. “Willful and Material Breach” means a material breach that is a consequence of any action undertaken by the breaching party with the actual knowledge at the time it took such action that the taking of such action would, or would reasonably be expected to, cause a breach of this Agreement. (b) For purposes of this Agreement, the following terms (as capitalized below) will have the respective meanings given to them in the respective Sections of this Agreement set forth opposite each of the terms below: Term Section Acceptable Confidentiality Agreement .................................................................... 5.5(b)

63 Term Section Acquisition Proposal ................................................................................................ 5.5(e) Action ....................................................................................................................... 5.11(b). Agreement ................................................................................................................ Preamble Alternative Acquisition Agreement ......................................................................... 5.5(a) Alternative Financing ............................................................................................... 5.12(c) Anti-Corruption Laws .............................................................................................. 3.26(a) Articles of Incorporation .......................................................................................... 1.4 Audited Company Balance Sheet ........................................................................... 3.7 Book-Entry Shares ................................................................................................... 2.1(a) Capitalization Date ................................................................................................... 3.2(a) Certificate of Merger ................................................................................................ 1.3 Certificates ............................................................................................................... 2.1(a) Change of Recommendation .................................................................................... 5.5(c) Chosen Court ........................................................................................................... 8.4 Closing ..................................................................................................................... 1.2 Closing Date............................................................................................................. 1.2 Code of Regulations ................................................................................................. 1.5 Company .................................................................................................................. Preamble Company Approvals ................................................................................................ 3.4(a) Company Benefit Plans ............................................................................................ 3.12(a) Company Board ....................................................................................................... Recitals Company Common Shares ...................................................................................... 2.1(a) Company Disclosure Letter ..................................................................................... III Company Material Contracts ................................................................................... 3.19(a) Company Permits ..................................................................................................... 3.10(b) Company Preferred Shares ...................................................................................... 3.2(a) Company SEC Documents ...................................................................................... 3.5(a) Company Shareholders Meeting .............................................................................. 3.14 Company Specified Person ...................................................................................... 7.6(d) Confidentiality Agreement ....................................................................................... 5.4(b) Continuing Employees ............................................................................................. 5.6(a) Debt Payoff Letters .................................................................................................. 5.13(a)(vii) Dissenting Shares ..................................................................................................... 2.1(e) Effective Time ......................................................................................................... 1.3 Environmental Law .................................................................................................. 3.11(b) Equity Commitment Letter ...................................................................................... Recitals Equity Investor ......................................................................................................... Recitals ERISA ...................................................................................................................... 3.12(a) Exchange Fund......................................................................................................... 2.2(a) Excluded Shares ....................................................................................................... 2.1(b) Governmental Consents ........................................................................................... 5.7(a) Hazardous Substance ............................................................................................... 3.11(d) Indemnified Party ..................................................................................................... 5.11(b) Initial Year of Participation ..................................................................................... 5.6(a) Intervening Event ..................................................................................................... 5.5(c) Leased Property ....................................................................................................... 3.18(b) Liquor Licenses ........................................................................................................ 3.11(c) Material Lease .......................................................................................................... 3.18(b) Merger ...................................................................................................................... Recitals Merger Sub............................................................................................................... Preamble

64 Term Section New Plans ................................................................................................................ 5.6(a) OGCL ....................................................................................................................... Recitals Option Cash Payment .............................................................................................. 2.3(a) Other Required Company Filing .............................................................................. 5.2(e) Other Required Parent Filing ................................................................................... 5.2(f) Owned Real Property ............................................................................................... 3.18(a) Parent ....................................................................................................................... Preamble Parent Approvals ...................................................................................................... 4.3(a) Parent Disclosure Letter ........................................................................................... IV Parent Representatives ............................................................................................. 5.4(a) Parent Welfare Plans ................................................................................................ 5.6(a) Paying Agent ............................................................................................................ 2.2(a) Piper Jaffray ............................................................................................................. 3.20 Proxy Statement ....................................................................................................... 3.14 Real Property Lease ................................................................................................. 3.18(b) Representatives ........................................................................................................ 5.5(a) Restricted Share Cash Payments .............................................................................. 2.3(b) Superior Proposal ..................................................................................................... 5.5(g) Surviving Corporation ............................................................................................. Recitals Takeover Statutes ..................................................................................................... 3.23 Tax Return ............................................................................................................... 3.15(b) Taxes ........................................................................................................................ 3.15(b) Termination Date ..................................................................................................... 7.2(a) [Remainder of this page intentionally left blank. Signature page(s) follow on next page.]

[Signature Page to the Agreement and Plan of Merger] IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered as of the date first above written. BRAVO BRIO RESTAURANT GROUP, INC. By: /s/ Brian T. O’Malley Name: Brian T. O’Malley Title: President and Chief Executive Officer BUGATTI PARENT, INC. By: /s/ Rodrigo Buscolo Name: Rodrigo Boscolo Title: Chief Financial Officer By: /s/ Danilo Gamboa Name: Danilo Gamboa Title: President BUGATTI MERGER SUB, INC. By: /s/ Rodrigo Buscolo Name: Rodrigo Boscolo Title: Chief Financial Officer By: /s/ Danilo Gamboa Name: Danilo Gamboa Title: President